UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

AMENDMENT NO. 1

FORM S-1/ A

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Beyond IVR Holdings, Inc.
(Name of small business issuer in its charter)

Nevada	3661	46-0525225
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification Code Number)
Francis Bok 505 - 6th Street SW, Suite 2806 Calgary, Alberta, Canada T2P 1X5 Telephone: 403-237-8330 Telecopier: 403-228-3013
(Address and telephone number of registrant’s principal executive offices and principal place of business)
InCorp Services, Inc. 375 N. Stephanie St. · Suite 1411 Henderson, NV 89014-8909
(Name, address, and telephone number of agent for service)
Please send a copy of all correspondence to: Jillian Ivey Sidoti, Esq. Law Office of Jillian Ivey Sidoti FAX: 951-224-6675 Phone: 323-799-1342

Approximate date of commencement of proposed sale to the public: as soon as practicable after this registration statement becomes effective.

IF ANY OF THE SECURITIES BEING REGISTERED ON THIS FORM ARE TO BE OFFERED ON A DELAYED OR CONTINUOUS BASIS PURSUANT TO RULE 415 UNDER THE SECURITIES ACT OF 1933, CHECK THE FOLLOWING BOX.☐ ☒

IF ANY OF THE SECURITIES BEING REGISTERED ON THIS FORM ARE TO BE OFFERED ON A DELAYED OR CONTINUOUS BASIS PURSUANT TO RULE 415 UNDER THE SECURITIES ACT OF 1933, CHECK THE FOLLOWING BOX.☐

IF THIS FORM IS A POST-EFFECTIVE AMENDMENT FILED PURSUANT TO RULE 462(C) UNDER THE SECURITIES ACT, CHECK THE FOLLOWING BOX AND LIST THE SECURITIES ACT REGISTRATION STATEMENT NUMBER OF THE EARLIER EFFECTIVE REGISTRATION STATEMENT FOR THE SAME OFFERING.☐

IF THIS FORM IS A POST-EFFECTIVE AMENDMENT FILED PURSUANT TO RULE 462(D) UNDER THE SECURITIES ACT, CHECK THE FOLLOWING BOX AND LIST THE SECURITIES ACT REGISTRATION STATEMENT NUMBER OF THE EARLIER EFFECTIVE REGISTRATION STATEMENT FOR THE SAME OFFERING.☐

INDICATE BY CHECK MARK WHETHER THE REGISTRANT IS A LARGE ACCELERATED FILER, AN ACCELERATED FILER, A NON-ACCELERATED FILER OR A SMALLER REPORTING COMPANY.

Large accelerated filer	☐	Accelerated Filer	☐

Non-accelerated filer	☐	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price	Amount of registration fee (1)

Common Stock	784 ,000	$.02	$15,680	$3.10

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION DATED  October 19 , 2010

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the securities act of 1933 or until the registration statement shall become effective on such date as the commission, acting pursuant to said section 8(a), may determine.

The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(o). Our common stock is not traded on any national exchange and in accordance with Rule 457; the offering price was determined by the price shares were sold to our shareholders in a private placement memorandum. The selling shareholders may sell shares of our common stock at a fixed price of $ 0.02 per share until our common stock is quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices.   The fixed price of $0.02 has been determined as the selling price based upon the original purchase price paid by the selling shareholders of $0.015 plus an increase based on the fact the share will be liquid and registered.    There can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved.

Under the application of Rule 405 of Regulation C, we are considered to be a shell company as we:

•	Have nominal operations at this time
•	Have nominal assets
The securities sold in this offering can only be resold through registration under the Securities Act of 1933, Section 4(1), if available, for non-affiliates, or by meeting the conditions of Rule 144(i).

PRELIMINARY PROSPECTUS

BEYOND IVR HOLDINGS, INC.

784 ,000 Shares of Common Stock

Price per share: $0.02

Total cash proceeds to the Company $0.

The Company has sold a total of 784,000 shares of its common stock in a Private Placement during the first quarter of 2010 to 26 individual investors, under Regulation S, at a price of Cdn$0.015 (approx. $0.0145) per share. These shares were sold directly by the Company and the Company has received total proceeds from the Private Placement of Cdn$12,225.80 (approx. $11,889.40) net of certain selling costs and adjustments for currency exchange rates. 5,978,000 shares were sold to friends, family, associates, officers, consultants, and directors of the company at par value of $.0001 during 2009. In 2010, 1,750,000 shares were exchanged for services and cash with Winchester Investments, LLC. The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus. The selling stockholders are selling shares of common stock covered by this prospectus for their own account.  There is no present public trading market for the Company's Common Stock and the price at which the Shares are being offered bears no relationship to conventional criteria such as book value or earnings per share.  The Company has determined the offering price based, primarily, on its projected operating results. There can be no assurance that the offering price bears any relation to the current fair market value of the Common Stock. The Company is becoming a reporting company so that in future offerings, it may offer potential shareholders the liquidity, although limited, that a listed, publicly traded company can offer. It is the opinion of both the officers and directors that this is the best vehicle in which to raise capital as it is the most palatable to potential investors. We intend on using all of our cash resources of approximately $26,000 for the next 12 months  to 1.) provide for the listing requirements, including payments for DTC eligibility and for our transfer agent and 2.) continued development of our business plan.

There is no trading market for our common stock.

The sales price to the public is fixed at $0.02 per share until such time as the shares of common stock become traded on the Over The Counter Bulletin Board or another exchange. We intend to contact an authorized OTCBB market maker for sponsorship of our securities on the OTCBB, upon effectiveness of this registration statement. However, there is no guarantee our common stock will be accepted for quotation on the OTC Bulletin Board. If our common stock becomes quoted on the Over the Counter Bulletin Board or another exchange, then the sales price to the public will vary according to the selling decisions of each selling shareholder and the market for our stock at the time of resale.

The purchase of our shares involves substantial risk. See “risk factors” beginning on page 9 for a discussion of risks to consider before purchasing our common stock.

You should rely only on the information contained in this prospectus. We have not, and the Selling Stockholders have not, authorized anyone to provide you with different information. If anyone provides you with different information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL OUR SHARES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL OUR SHARES, AND IT IS NOT SOLICITING AN OFFER TO BUY OUR SHARES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION DATED  OCTOBER 19 , 2010

TABLE OF CONTENTS

PAGE
Prospectus Summary	5
Summary Financial Data	9
Risk Factors	10
Use of Proceeds	18
Determination of Offering Price	18
Dilution	18
Selling Security Holders	19
Plan of Distribution	20
Description of Securities to be Registered	21
Interests of Named Experts and Counsel	23
Description of Business	24
Special Note Regarding Forwarding Looking Statements	31
Directors, Executive Officers, Promoters And Control Persons	32
Legal Proceedings	35
Security Ownership of Certain Beneficial Owners and Management	26
Related Party Transactions	35
Disclosure Of Payment Of Services With Shares Of Common Stock	40
Disclosure Of Commission Position On Indemnification For Securities Act Liabilities	40
Report to Security Holders	40
Financial Statements	F - 1
Management’s Discussion And Analysis Of Financial Condition And Results Of Operations	35

PROSPECTUS SUMMARY

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.

You should read the following summary together with the more detailed information about our company and the common stock being registered in this offering and our financial statements and the notes to those statements included elsewhere in this prospectus. The selling stockholders are selling shares of common stock covered by this prospectus for their own account References in this prospectus to “we,” “our,” “us”, “Beyond IVR” and the “Company” refer to BEYOND IVR HOLDINGS, INC.

BEYOND IVR HOLDINGS, INC.

Corporate Background

Beyond IVR Holdings, Inc. (“Beyond IVR”) is a development stage company that was incorporated in the state of Nevada on September 2, 2009 . On February 1, 2010, we completed our merger with Beyond IVR Limited (“Beyond HK”) of Hong Kong whereby in exchange for all of the outstanding stock of BEYOND HK, Beyond IVR issued 6,000,000 shares to Francis Bok, Mario Todd, and Rong Mei Dou . Francis Bok is the sole shareholder of Beyond HK.

Operating History

Beyond IVR Limited was found in Hong Kong in 2005 by a group of telephony experts, project leaders, experienced designers, and system architect to develop and deploy Integrated Voice Response products (“IVR”). IVR allows a computer to detect voice command, keypad inputs or both from a telephone or other system.  The company develops and delivers IVR Solutions, IVR Hosting IVR, Customized Projects, Outbound IVR, Telemarketing, Telephony Campaign Services and Call Reminder Solutions primarily on SME in Hong Kong and China.

Company Assets

Beyond HK’s principal assets (“Assets”) consisted of cash, equipment, and accounts receivables totaling $41,521 as of the year ended December 31, 2009. As of the year ended December 31, 2009, the Company’s assets consisted of $597 of which $578 was cash.

Company Cash Flow

The Company has cash assets derived from its distribution of its products and a private placement of its stock.  Assuming the Company does not generate any income from its new products it still will have sufficient cash to operate for the next twelve (12) months. For the period from its inception through the period ending December, 31, 2009 the Company had Gross Revenues of $0, Total Operating Expenses of $258, Net Loss of $258, Total Current Assets of $597, Total Assets of $597, Total Current Liabilities of $287, and Total Stockholders’ Equity of $310.  For the 12 month period ending December, 31, 2009, Beyond HK had Gross Revenues of $69,719, Total Operating Expenses of $62,771, Net Income of $6,949, Total Current Assets of $18,109, Total Assets of $41,521, Total Current Liabilities of $36,337, and Total Stockholders’ Equity of $4,732.

In the six months ended June 30 , 2010, the Company experienced some growth due to the merger with an increase of sales of $ 26,553 , Operating expenses of $ 37,404 resulting in a net loss of $ 15,373 . Assets overall increased to $13 1,916 and Liabilities increased to $4 2,582 resulting in an increase of Stockholders’ Equity to 89,334 .

Future Assets and Growth

We will continue to generate limited future income from our assets. However, we cannot provide absolute assurances or estimates of these revenues. The Company had Net Income on a consolidated basis in its fiscal year ended December 31, 2009 and a loss for its six months ended June 30 , 2010. However, the Company anticipates it may operate at a deficit for its next fiscal year and may expend most of its available capital. The Company’s cash on hand is, primarily, budgeted to cover the anticipated costs to complete, deliver and market integrated voice response (“IVR”) services and products  and for various administrative costs associated with developing and operating the businesses going forward including costs for legal, accounting and Transfer Agent services. We believe that the Company will have sufficient capital to operate its businesses over the next twelve (12) months. There can be no assurances, however, that actual expenses incurred will not materially exceed our estimates or that cash flows from our existing assets will be adequate to maintain our businesses.

The IVR business is an extremely competitive industry dominated by several very large, fully integrated telephony conglomerates.

Our business model is predicated on the assumption that we can continue to generate multiple revenue streams from various IVR services and from products we intend to develop, produce and distribute over the next fiscal year and that we can, successfully, manage our costs by capitalizing on new and emerging digital technologies, business developments and our experienced management. The Company may lose money in its first, full year of operation and it shall require raising additional capital to develop its products and services. The Company plans on filing for a Secondary offering of its stock in 2010 to raise capital for its projects and Concepts which will result in further dilution to shareholders.

The Company’s two primary managers. One of them is its CEO Mr. Bok. Mr. Bok has considerable experience and expertise in the telephony and IVR businesses and related industries. Another is Mr. Alan Chan, the company’s Secretary. Mr. Chan has been involved in the financial field for a number of years and is currently a director of three public companies in Canada. Our managers will dedicate the time sufficient to manage the Company’s operations, approximately 20 hours per week , but, until such time as the Company is more established and capitalized, we will not be able to employ any new personnel on a full time basis. We currently have two (2) employees: a Sales Executive that is compensated HK$ 62,400 (approximately $8,000) per year and an Office Support Staffer that is compensated HK$54,600 (approximately $7,000) per year.

Determination of Accounting Treatment

Beyond IVR is a non-operating public shell corporation. It is looking for other opportunity for acquisition. Beyond HK is only a development stage company that has not generated significant revenue from inception and is unlikely to generate significant earnings in the immediate or foreseeable future, its principal activity is provision of telephony solution.

Acquisition of Beyond HK is only the first step of Beyond IVR’s expansion plan, it is still looking for other opportunity for acquisition of similar and related industry. The board of director and management of Beyond IVR remain after the acquisition and they will contain to dominate the operation and financial decision of Beyond IVR.

Beyond IVR, a public entity with a December 31 year-end, has 6,762,000 outstanding as of February 1, 2010, Beyond IVR has no substantive operations and is a non-operating public shell corporation. On February 1, 2010, a business combination is accounted for an issuance of 6,000,000 of its newly registered common shares to Beyond HK, a private entity incorporated in Hong Kong, in exchange for all of Beyond HK’s 10,000 outstanding common shares. After the transaction, the previous shareholder of Beyond HK has 47.01% ownership interest in the Beyond IVR. Besides, the existing director and management of Beyond HK did not control the board of directors and have no domination in the management of the Group.

Under ASC 805, there are no other existing pertinent factors and circumstances to the contrary after consideration of the factors in ASC805-10-55-12.

Therefore we conclude that the acquisition was a purchase transaction but not a reverse takeover.

Terms of the Offering

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus. The selling stockholders are selling shares of common stock covered by this prospectus for their own account.

We will not receive any of the proceeds from the resale of these shares. The offering price of $0.02 was determined by the price shares were sold to our shareholders in a private placement memorandum plus an increase based on the fact the shares will be liquid and registered. $0.02 is a fixed price at which the selling security holders may sell their shares until our common stock is quoted on the OTC Bulletin Board or another Exchange, at which time the shares may be sold at prevailing market prices or privately negotiated prices. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

 [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

SUMMARY FINANCIAL DATA

The following summary financial data should be read in conjunction with “Management’s Discussion and Analysis and Results of Operations” and the Financial Statements and Notes thereto, included elsewhere in this prospectus. The statement of operations and balance sheet data from inception September 2, 2009 through Decemebr 31, 2009  and June 30 , 2010 are derived from our audited and unaudited financial statements.

	At June 30 ,	At December 31,
	2010	2009

TOTAL ASSETS	131,916	597

LIABILITIES AND STOCKHOLDERS’ EQUITY

LIABILITIES

Current Liabilities	42,582	287

TOTAL LIABILITIES	42,582	287

TOTAL STOCKHOLDERS’ EQUITY	89,334	310

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	131,916	597

.
	For the six m onths ended June 30 , 2010	For the period September 2, 2009 (inception) through December, 31, 2009

Net Sales	$26,553	$-
Costs	(1,051)	(258)

Net loss	(15,373)	(258)

Earning per share of common stock
- Basic	0.00	0.00

Weighted average shares of common stock
- Basic	12,575,536	5,978,000

RISK FACTORS

YOU SHOULD CAREFULLY CONSIDER THE POSSIBILITY THAT YOUR ENTIRE INVESTMENT MAY BE LOST. AS SUCH, YOU ARE ENCOURAGED TO EVALUATE THE FOLLOWING RISK FACTORS AND ALL OTHER INFORMATION CONTAINED IN THIS PROSPECTUS BEFORE PURCHASING OUR COMMON STOCK. OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. ANY OF THE FOLLOWING RISKS COULD ADVERSELY AFFECT OUR BUSINESS, FINANCIAL CONDITION AND RESULTS OF OPERATIONS, AND COULD RESULT IN COMPLETE LOSS OF YOUR INVESTMENT.

SINCE WE WERE INCORPORATED IN 2009, W E HAVE A LIMITED OPERATING HISTORY THAT YOU CAN USE TO EVALUATE US, AND THE LIKELIHOOD OF OUR SUCCESS MUST BE CONSIDERED IN LIGHT OF THE PROBLEMS, EXPENSES, DIFFICULTIES, COMPLICATIONS AND DELAYS FREQUENTLY ENCOUNTERED BY A SMALL DEVELOPING COMPANY.

We were incorporated in Nevada in September 2009. We have limited financial resources of approximately $26,000 in cash and only limited revenues to date. The likelihood of our success must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered by a small developing company starting a new business enterprise and the highly competitive environment in which we will operate. Since we have a limited operating history, we cannot assure you that our business will be profitable or that we will ever generate sufficient revenues to fully meet our expenses and totally support our anticipated activities. Eventually, to develop our products, we will need additional supplies and parts. This will require additional capital.

All of our capital and assets have been provided by or acquired from our principal shareholders and third parties and through a Private Placement of the shares being Registered. We estimate that we will have sufficient capital to operate for the next twelve (12) months . We cannot assure you, however, that we will be able to sustain the business for the long term nor that we may not need to obtain additional capital in the future. We can also not assure you that we will be able to obtain any required financing on a timely basis, or if obtainable, that the terms will not materially dilute the equity of our current stockholders. If we are unable to obtain financing on a timely basis, we may have to significantly or entirely curtail our business objectives, which could result in our having to discontinue some of our operations and plans.

WE DEPEND HIGHLY ON OUR CURRENT MANAGER WHO HAS LIMITED EXPERIENCE IN RUNNING A PUBLIC COMPANY AND NO FORMAL EMPLOYMENT AGREEMENT.

We depend highly on Francis Bok, our President and Chairman of the Board of Directors, who may be difficult to replace. Francis Bok was also the Chief Executive Officer of BEYOND IVR LIMITED HK, at this point, only devotes approximately 50% of his time per week, or 20 hours , to our business, has only several years of industry experience and has not previously headed a public Company. Our plan of operations is dependent upon the continuing support and expertise of Mr. Bok and our Secretary, Mr. Alan Chan.

LOSS OF OUR CEO, MR. FRANCIS BOK ,  COULD ADVERSLY AFFECT OUR BUSINESS

Loss of Mr. Bok could slow the growth of our business, or it may cease to operate at all, which may result in the total loss of investor’s investments because Mr. Bok has extensive experience in the telephony industry and is not, presently, receiving a salary from the Company it is unknown, at this time, if or when the Company may be able to compensate Mr. Bok for his management services. The company does not anticipate Mr. Bok receiving a salary in the foreseeable future.

OUR MANAGEMENT HAS LIMITED EXPERIENCE IN RUNNING A PUBLIC COMPANY

Although, he has extensive experience in the integrated voice response industry, our CEO, Mr. Bok, has no experience in running a public company. He is vaguely familiar with the reporting requirements of the Securities and Exchange Commission. Mr. Bok will rely on the support of the Company’s Secretary, Alan Chan, and the expertise of outside counsel and consultants to insure proper filing and the meeting of deadlines.

THERE ARE INCREASED COSTS AND REGULATIONS ASSOCIATED WITH OPERATING A PUBLIC COMPANY AND WITH ONLY ONE OFFICER AND DIRECTOR WE WILL HAVE LIMITED INTERNAL ACCOUNTING CONTROLS.

There are a number of  expenses and costs associated with operating a public Company including filing expenses, transfer agent, stock issuance and maintenance costs, accounting, legal and auditing expenses that will materially increase the Company’s operating expenses and make it more difficult for the Company’s businesses to produce operating profits. Our CEO has no prior experience managing a public company. With only one officer and director there will be no internal oversight to the Company’s financial reporting, initially, except from the Company’s outside auditors.

WE WILL BE SUBJECT TO THE REQUIREMENTS OF SECTION 404 OF THE SARBANES-OXLEY ACT. IF WE ARE UNABLE TO COMPLY WITH SECTION 404 IN A TIMELY MANNER OR IF THE COSTS RELATED TO COMPLIANCE ARE SIGNIFICANT, OUR PROFITABILITY, STOCK PRICE AND RESULTS OF OPERATIONS AND FINANCIAL CONDITION COULD BE MATERIALLY ADVERSELY AFFECTED.

We will be required to comply with the provisions of Section 404 of the Sarbanes-Oxley Act of 2002. Section 404 requires that we document and test our internal control over financial reporting and issue management's assessment of our internal control over financial reporting. This section also requires that our independent registered public accounting firm opine on those internal controls and management's assessment of those controls. We are currently evaluating our existing controls against the standards adopted by the Committee of Sponsoring Organizations of the Treadway Commission, or COSO. During the course of our ongoing evaluation and integration of the internal control over financial reporting, we may identify areas requiring improvement, and we may have to design enhanced processes and controls to address issues identified through this review. We believe that the out-of-pocket costs, the diversion of management's attention from running the day-to-day operations and operational changes caused by the need to comply with the requirements of Section 404 of the Sarbanes-Oxley Act could be significant. If the time and costs associated with such compliance exceed our current expectations, our results of operations could be adversely affected.

We cannot be certain at this time that we will be able to successfully complete the procedures, certification and attestation requirements of Section 404 or that we or our auditors will not identify material weaknesses in internal control over financial reporting. If we fail to comply with the requirements of Section 404 or if we or our auditors identify and report such material weakness, the accuracy and timeliness of the filing of our annual and quarterly reports may be materially adversely affected and could cause investors to lose confidence in our reported financial information, which could have a negative effect on the trading price of our common stock. In addition, a material weakness in the effectiveness of our internal control over financial reporting could result in an increased chance of fraud and the loss of customers, reduce our ability to obtain financing and require additional expenditures to comply with these requirements, all of which could have a material adverse effect on our business, results of operations and financial condition.

THERE IS NO ASSURANCE OF A PUBLIC MARKET OR THAT THE COMMON STOCK WILL EVER TRADE ON A RECOGNIZED EXCHANGE. THEREFORE, YOU MAY BE UNABLE TO LIQUIDATE YOUR INVESTMENT IN OUR STOCK.

There is no established public trading market for our common stock. Our shares are not and have not been listed or quoted on any exchange or quotation system. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved or that a regular trading market will develop or that if developed, will be sustained. In the absence of a trading market, an investor may be unable to liquidate their investment.

BECAUSE OF COMPETITIVE PRESSURES FROM COMPETITORS WITH MORE RESOURCES, BEYOND IVR HOLDINGS, INC. MAY FAIL TO IMPLEMENT ITS BUSINESS MODEL PROFITABLY.

The integrated voice response systems business is highly fragmented and extremely competitive. The market for customers is intensely competitive and such competition is expected to continue to increase (see “Competition”). We believe that our ability to compete depends upon many factors within and beyond our control, including the timing and market acceptance of new solutions and enhancements to existing businesses developed by us, our competitors, and their advisors. Furthermore, such competitors most likely have greater financial, research, and development resources that we lack. Some of our competitors include Fortune 500 companies that will be able to develop products and services faster and for less cost than we would be able to, making it difficult to compete.

WE ARE DEPENDENT ON THE POPULARITY OF OUR INTEGRATED VOICE RESPONSE SERVICES AND PRODUCTS.

Our ability to generate revenue and be successful in implementing our business plan is dependent on our ability to develop, produce, and distribute telephony products, specifically integrated voice response systems, that are popular with businesses and sold via distribution channels  that are efficient and cost effective.

WE MAY BE UNABLE TO COMPETE WITH LARGER OR MORE ESTABLISHED TELEPHONY COMPANIES.

We face a large and growing number of competitors in the communications industry, specifically the integrated voice response industry. Many of these competitors have substantially greater financial, technical and marketing resources, larger customer bases, longer operating histories, greater name recognition, and more established relationships in the industry than does the Company. As a result, certain of these competitors may be in better positions to compete with us for product and services. We cannot be sure that we will be able to compete successfully with existing or new competitors.

WE MAY REQUIRE ADDITIONAL FINANCING IN ORDER TO IMPLEMENT OUR BUSINESS PLAN. IN THE EVENT WE ARE UNABLE TO ACQUIRE ADDITIONAL FINANCING, WE MAY NOT BE ABLE TO IMPLEMENT OUR BUSINESS PLAN RESULTING IN A LOSS OF REVENUES AND ULTIMATELY THE LOSS OF ANY SHAREHOLDER’S INVESTMENT.

Due to our limited operating history, we will have to use all our existing resources to complete and market our integrated voice response services and products and develop our distribution channels.

Following this offering we may need to raise additional funds to expand our operations. We may raise additional funds through private placements, registered offerings, debt financing or other sources to maintain and expand our operations. Adequate funds for this purpose on terms favorable to us may not be available, and if available, on terms significantly more adverse to us than are manageable. Without new funding, we may be only partially successful or completely unsuccessful in implementing our business plan, and our stockholders will lose part or all of their investment.

WE MAY BE UNABLE TO SCALE OUR OPERATIONS SUCCESSFULLY.

Our plan is to grow rapidly. Our growth will place significant demands on our management and technology development, as well as our financial, administrative and other resources. We cannot guarantee that any of the systems, procedures and controls we put in place will be adequate to support the commercialization of our operations. Our operating results will depend substantially on the ability of our officers and key employees to manage changing business conditions and to implement and improve our financial, administrative and other resources. If we are unable to respond to and manage changing business conditions, or the scale of our products, services and operations, then the quality of our services, our ability to retain key personnel and our business could be harmed.

AS THERE IS NO PUBLIC MARKET FOR OUR COMMON SHARES, THEY ARE AN ILLIQUID INVESTMENT AND INVESTORS MAY NOT BE ABLE TO SELL THEIR SHARES.

No market currently exists for our securities and we cannot assure you that such a market will ever develop, or if developed, will be sustained.

Our common stock is not currently eligible for trading on any stock exchange and there can be no assurance that our common stock will be listed on any stock exchange in the future. We intend to apply for listing on the FINRA OTC Bulletin Board trading system pursuant to Rule 15c2-11 of the Securities Exchange Act of 1934, but there can be no assurance we will obtain such a listing. The bulletin board tends to be highly illiquid, in part because there is no national quotation system by which potential investors can track the market price of shares except through information received or generated by a limited number of broker-dealers that make a market in particular stocks. There is a greater chance of market volatility for securities that trade on the bulletin board as opposed to a national exchange or quotation system. This volatility may be caused by a variety of factors, including: the lack of readily available price quotations; the absence of consistent administrative supervision of “bid” and “ask” quotations; lower trading volume; and general market conditions. If no market for our shares materializes, you may not be able to sell your shares or may have to sell your shares at a significantly lower price.

IF OUR SHARES OF COMMON STOCK ARE ACTIVELY TRADED ON A PUBLIC MARKET, THEY WILL IN ALL LIKELIHOOD BE PENNY STOCKS.

The Securities Enforcement and Penny Stock Reform Act of 1990 requires additional disclosures relating to the market for penny stocks in connection with trades in any stock defined as a penny stock. SEC regulations generally define a penny stock to be an equity security that has a market or exercise price of less than $5.00 per share, subject to certain exceptions. Such exceptions include any equity security listed on NASDAQ and any equity security issued by an issuer that has net tangible assets of at least $100,000, if that issuer has been in continuous operation for three years. Unless an exception is available, the regulations require delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the associated risks. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, details of the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations and broker-dealer and salesperson compensation information must be given to the customer orally or in writing prior to effecting the transaction and must be given in writing before or with the customer’s confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from such rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for securities that become subject to the penny stock rules. Since our securities are highly likely to be subject to the penny stock rules, should a public market ever develop, any market for our shares of common stock may not be liquid.

BECAUSE OUR SECURITIES MAY BE SUBJECT TO PENNY STOCK RULES, YOU MAY HAVE DIFFICULTY RESELLING YOUR SHARES.

Since our stock may be subject to penny stock rules, you may have difficulty reselling your shares. Penny stocks are covered by section 15(g) of the Securities Exchange Act of 1934 which imposes additional sales practice requirements on broker/dealers who sell the Company’s securities including the delivery of a standardized disclosure document; disclosure and confirmation of quotation prices; disclosure of compensation the broker/dealer receives; and, furnishing monthly account statements. For sales of our securities, the broker/dealer may be required to make a special suitability determination and receive from its customer a written agreement prior to making a sale. The imposition of the foregoing additional sales practices could adversely affect a shareholder’s ability to dispose of his stock.

THIS REGISRTATION STATEMENT CONTAINS FORWARD LOOKING STATEMENTS WHICH ARE SPECULATIVE IN NATURE.

This registration statement contains forward-looking statements. These statements relate to future events or our future financial performance. Forward looking statements are speculative and uncertain and not based on historical facts. Because forward-looking statements involve risks and uncertainties, there are important factors that could cause actual results to differ materially from those expressed or implied by these forward-looking statements, including those discussed under “Business Description” and “Corporate Background” Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, future results, levels of activity, performance, or achievements cannot be guaranteed. The reader is advised to consult any further disclosures made on related subjects in our future SEC filings.

WE HAVE NOT PAID, AND DO NOT INTEND TO PAY, CASH DIVIDENDS IN THE FORESEEABLE FUTURE.

We have not paid any cash dividends on our common stock and do not intend to pay cash dividends in the foreseeable future. We intend to retain future earnings, if any, for reinvestment in the development and expansion of our business. Dividend payments in the future may also be limited by other loan agreements or covenants contained in other securities that we may issue. Any future determination to pay cash dividends will be at the discretion of our board of directors and depend on our financial condition, results of operations, capital and legal requirements and such other factors as our board of directors deems relevant.

We may be exposed to liabilities under the Foreign Corrupt Practices Act, and any determination that we violated the Foreign Corrupt Practices Act could have a material adverse effect on our business.

We are subject to the Foreign Corrupt Practice Act, or FCPA, and other laws that prohibit improper payments or offers of payments to foreign governments and their officials and political parties by U.S. persons and issuers as defined by the statute for the purpose of obtaining or retaining business. We have operations, agreements with third parties and make sales in China, which may experience corruption. Our activities in China create the risk of unauthorized payments or offers of payments by one of the employees, consultants, sales agents or distributors of our Company, even though these parties are not always subject to our control. It is our policy to implement safeguards to discourage these practices by our employees. However, our existing safeguards and any future improvements may prove to be less than effective, and the employees, consultants, sales agents or distributors of our Company may engage in conduct for which we might be held responsible. Violations of the FCPA may result in severe criminal or civil sanctions, and we may be subject to other liabilities, which could negatively affect our business, operating results and financial condition. In addition, the government may seek to hold our Company liable for successor liability FCPA violations committed by companies in which we invest or that we acquire.

Adverse changes in political and economic policies of the PRC government could impede the overall economic growth of China, which could reduce the demand for our products and damage our business.

We conduct all of our operations in China. Accordingly, our business, financial condition, results of operations and prospects are affected significantly by economic, political and legal developments in China. The PRC economy differs from the economies of most developed countries in many respects, including:

•	the higher level of government involvement;

•	the early stage of development of the market-oriented sector of the economy;

•	the rapid growth rate;

•	the higher level of control over foreign exchange; and

•	the allocation of resources.

As the PRC economy has been transitioning from a planned economy to a more market-oriented economy, the PRC government has implemented various measures to encourage economic growth and guide the allocation of resources. While these measures may benefit the overall PRC economy, they may also have a negative effect on us.

Although the PRC government has in recent years implemented measures emphasizing the utilization of market forces for economic reform, the PRC government continues to exercise significant control over economic growth in China through the allocation of resources, controlling payment of foreign currency-denominated obligations, setting monetary policy and imposing policies that impact particular industries or companies in different ways.

Any adverse change in the economic conditions or government policies in China could have a material adverse effect on the overall economic growth and the level of new construction investments and expenditures in China, which in turn could lead to a reduction in demand for our services and consequently have a material adverse effect on our business and prospects .

Uncertainties with respect to the PRC legal system could limit the legal protections available to you and us.

We conduct substantially all of our business in the PRC. We are generally subject to laws and regulations applicable to foreign investments in China and, in particular, laws applicable to foreign-invested enterprises. The PRC legal system is based on written statutes, and prior court decisions may be cited for reference but have limited precedential value. Since 1979, a series of new PRC laws and regulations have significantly enhanced the protections afforded to various forms of foreign investments in China. However, since the PRC legal system continues to rapidly evolve, the interpretations of many laws, regulations and rules are not always uniform and enforcement of these laws, regulations and rules involve uncertainties, which may limit legal protections available to you and us. In addition, any litigation in China may be protracted and result in substantial costs and diversion of resources and management attention. In addition, all of our executive officers and all of our directors are residents of China and not of the United States, and substantially all the assets of these persons are located outside the United States. As a result, it could be difficult for investors to affect service of process in the United States or to enforce a judgment obtained in the United States against our Chinese operations and subsidiaries.

The PRC government exerts substantial influence over the manner in which we must conduct our business activities.

The PRC government has exercised and continues to exercise substantial control over virtually every sector of the Chinese economy through regulation and state ownership. Our ability to operate in China may be harmed by changes in its laws and regulations, including those relating to taxation, import and export tariffs, environmental regulations, land use rights, property and other matters. We believe that our operations in China are in material compliance with all applicable legal and regulatory requirements. However, the central or local governments of the jurisdictions in which we operate may impose new, stricter regulations or interpretations of existing regulations that would require additional expenditures and efforts on our part to ensure our compliance with such regulations or interpretations.

Accordingly, government actions in the future, including any decision not to continue to support recent economic reforms and to return to a more centrally planned economy or regional or local variations in the implementation of economic policies, could have a significant effect on economic conditions in China or particular regions thereof and could require us to divest ourselves of any interest we then hold in Chinese properties or joint ventures.

A slowdown or other adverse developments in the PRC economy may materially and adversely affect our customers, demand for our services and our business.

We are a holding company. All of our operations are conducted in the PRC. Although the PRC economy has grown significantly in recent years, we cannot assure you that such growth will continue. A slowdown in overall economic growth, an economic downturn or recession or other adverse economic developments in the PRC may materially reduce the demand for new construction projects and adversely affect our business.

USE OF PROCEEDS

The selling stockholders are selling shares of common stock covered by this prospectus for their own account. We will not receive any of the proceeds from the resale of these shares. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

DETERMINATION OF OFFERING PRICE

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of the shares of common stock was arbitrarily determined. The offering price was determined by the price shares were sold to our shareholders in our private placement which was completed in September 2009 pursuant to an exemption under Regulation S of the Securities Act of 1933. Other shares were issued at par value to friends, family, associates, consultants, and officers of the Company. We also issued shares to various consultants and in exchange for our merger agreement with Beyond IVR Limited in 2010.

The offering price of the shares of our common stock has been determined arbitrarily by us and does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market. Although our common stock is not listed on a public exchange, we will be filing to obtain a listing on the Over The Counter Bulletin Board (OTCBB) after the SEC declares this prospectus effective. In order to be quoted on the Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved.

In addition, there is no assurance that our common stock will trade at market prices in excess of the initial public offering price as prices for the common stock in any public market which may develop will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity.

DILUTION

The common stock to be sold by the selling shareholders is common stock that is currently issued. Accordingly, there will be no dilution to our existing shareholders.

SELLING SECURITY HOLDERS

The shares being offered for resale by the selling stockholders consist of the 784 ,000 shares of our common stock held by 27 shareholders of our common stock which sold in our Regulation S offering completed in September 2009, issuance to various consultants, and as a result of our merger with Beyond IVR Limited.

The following table sets forth the name of the selling stockholders, the number of shares of common stock beneficially owned by each of the selling stockholders as of October 19 , 2010 and the number of shares of common stock being offered by the selling stockholders. The shares being offered hereby are being registered to permit public secondary trading, and the selling stockholders may offer all or part of the shares for resale from time to time. However, the selling stockholders are under no obligation to sell all or any portion of such shares nor are the selling stockholders obligated to sell any shares immediately upon effectiveness of this prospectus. All information with respect to share ownership has been furnished by the selling stockholders.

Name of Selling Shareholder	Shares of common stock owned prior to offering	Shares of common stock to be sold	Shares of common stock owned after offering
Kit Fan Fanny Ng	100,000	100,000	0
Iris Kit Ping Ng	100,000	100,000	0
Tse, Gary Ka Lee	100,000	100,000	0
Tse, Stephanie Hoi Yan	50,000	50,000	0
Chang, In Soi	140,000	140,000	0
Tang, Chuong Thai	140,000	140,000	0
Lee, Veronica Seung – Mun	100,000	100,000	0
Kuok In Chan	30,000	30,000	0
Michael Tong	1,000	1,000	0
Zhong Qian Li	1,000	1,000	0
Feng Ping Li	1,000	1,000	0
Chang, Hang Soi	1,000	1,000	0
Tang, Steven Henh	1,000	1,000	0
Ha, Anh Ngoc	1,000	1,000	0
Van Trieu	1,000	1,000	0
Dan Trieu	1,000	1,000	0
Huynh Anh Thi Ngo	1,000	1,000	0
Quang Trieu	1,000	1,000	0
Ha Trieu	1,000	1,000	0
Lerma Nicolas	1,000	1,000	0
Gary Jian	2,000	2,000	0
Missey Vongputtha	2,000	2,000	0
Vanleo Fung	2,000	2,000	0
Cheuk Shan Ngai	2,000	2,000	0
Raymond Ng	2,000	2,000	0
Grace Weisgerber-Ma	2,000	2,000	0
TOTAL	784 ,000	784 ,000	0

PLAN OF DISTRIBUTION

The selling security holders may sell some or all of their shares at a fixed price of $0.02 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. Prior to being quoted on the OTCBB, shareholders may sell their shares in private transactions to other individuals. We plan, in the future, to contact an authorized OTC Bulletin Board market maker for sponsorship of our securities on the Over-the-Counter Bulletin Board, there can be no assurance that our attempts to do so will be successful. Furthermore, if our securities are not quoted on the OTC Bulletin Board, or elsewhere, there can be no assurance that a market will develop for the common stock or that a market in the common stock will be maintained. As a result of the foregoing, investors may be unable to liquidate their investment for any reason. We have not originated contact with a market maker at this time, and do not plan on doing so until completion of this offering.

Although our common stock is not listed on a public exchange, we will be filing to obtain a listing on the Over the Counter Bulletin Board (OTCBB) when this Registration Statement is declared effective by the SEC. In order to be quoted on the Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. However, sales by a selling security holder must be made at the fixed price of $0.02 until a market develops for the stock. In the event we are successful in our attempts to have a market maker quote our stock on the OTCBB, we will need to comply with ongoing reporting requirements in order to insure that the market maker will continue to quote our stock.

The Selling Stockholder and intermediaries through whom such securities are sold may be deemed "underwriters" within the meaning of the Securities Act  of 1933, as amended (the "Securities Act"), in which event profits, discounts or commissions received by such persons may be deemed to be underwriting commissions under the Securities Act.

All expenses of the registration of securities covered by this Prospectus are to be borne by the Company, except that the Selling Stockholder will pay any applicable underwriters' commissions, fees, discounts or concessions or any other compensation due any underwriter, broker or dealer and expenses or transfer taxes.

Once a market has been developed for our common stock, the shares may be sold or distributed from time to time by the selling stockholders directly to one or more purchasers or through brokers or dealers who act solely as agents, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices, which may be changed. The distribution of the shares may be effected in one or more of the following methods:

•	ordinary brokers transactions, which may include long or short sales,

•	transactions involving cross or block trades on any securities or market where our common stock is trading, market where our common stock is trading,

•	through direct sales to purchasers or sales effected through agents,

•	through transactions in options, swaps or other derivatives (whether exchange listed of otherwise), or exchange listed or otherwise), or

•	any combination of the foregoing.

In addition, the selling stockholders may enter into hedging transactions with broker-dealers who may engage in short sales, if short sales are permitted, of shares in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also enter into option or other transactions with broker-dealers that require the delivery by such broker-dealers of the shares, which shares may be resold thereafter pursuant to this prospectus.

Brokers, dealers, or agents participating in the distribution of the shares may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions). Neither the selling stockholders nor we can presently estimate the amount of such compensation. We know of no existing arrangements between the selling stockholders and any other stockholder, broker, dealer or agent relating to the sale or distribution of the shares. We will not receive any proceeds from the sale of the shares of the selling security holders pursuant to this prospectus. We have agreed to bear the expenses of the registration of the shares, including legal and accounting fees, and such expenses are estimated to be approximately $16,210.

DESCRIPTION OF SECURITIES TO BE REGISTERED.

General

Our authorized capital stock consists of 100,000,000 Shares of common stock, $0.0001 par value per Share and 10,000,000 shares of preferred stock, par value $0.0001 per share.

Common Stock

We are authorized to issue 100,000,000 shares of common stock, $0.0001 par value per share. Currently we have 15,012,000 common shares issued and outstanding.  We do not have any holding period requirements for our common stock.

The holders of our common stock have equal ratable rights to dividends from funds legally available if and when declared by our board of directors and are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs. Our common stock does not provide the right to a preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights. Our common stock holders are entitled to one non-cumulative vote per share on all matters on which shareholders may vote.

We refer you to our Articles of Incorporation, Bylaws and the applicable statutes of the state of Nevada for a more complete description of the rights and liabilities of holders of our securities. All material terms of our common stock have been addressed in this section.

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors.

Preferred Stock

We are authorized to issue up to 10,000,000 shares of voting preferred stock, $0.0001 par value per share. Currently we have 0 preferred shares issued and outstanding.

Dividends

We have not paid any cash dividends to shareholders. The declaration of any future cash dividends is at the discretion of our board of directors and depends upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Warrants

There are no outstanding warrants to purchase our securities.

Options

There are no options to purchase our securities outstanding.

No Public Market for Common Stock

There is presently no public market for our common stock. We anticipate applying for trading of our common stock on the over the counter bulletin board, maintained by FINRA, upon the effectiveness of the registration statement of which this prospectus forms a part.

There are several requirements for listing our shares on the Over the Counter   bulletin board, including:

          * we must make filings pursuant to Sections 13 and 15(d) of the Securities Exchange Act of 1934;

          * we must remain current in our filings;

          * we must find a member of FINRA to file a form 211 on our behalf. The information contained within form 211 includes comprehensive data about our company and our shares. Form 211 and our prospectus are filed with FINRA so that they can determine if there is sufficient publicly available information about us and whether our shares should be listed for trading.

We can provide no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize.

Penny Stock Reform Act of 1990

The Securities Enforcement and Penny Stock Reform Act of 1990 require additional disclosure for trades in any stock defined as a penny stock. The Securities and Exchange Commission has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to exceptions. Under this rule, broker/dealers who recommend these securities to persons other than established customers and accredited investors must make a special written suitability determination for the purchaser and receive the purchaser’s written agreement to a transaction before sale. Our shares will probably be subject to the Penny Stock Reform Act, thus potentially decreasing the ability to easily transfer our shares.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The financial statements included in this prospectus and the registration statement have been audited by Dominic K.F. Chan & Co to the extent and for the period set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

Jillian Ivey Sidoti will be paid 500,000 shares of stock for services rendered relating to this S-1 registration statement.

DESCRIPTION OF BUSINESS

Overview

Our objective is to establish the Company as a distributor and producer operating in the integrated voice response industry . The Company was incorporated in the State of Nevada in September 2009 and has been capitalized by the Assets contributed by and acquired from its principal shareholders and others and we, presently, operate out of offices at 505 - 6th Street SW, Suite 2806, Calgary, Alberta, Canada T2P 1X5 provided by our Secretary, Alan Chan.  This office is not a permanent office and is not owned by the Company. BEYOND IVR LIMITED currently operates as a provider of integrated voice response services.  The basic IVR hosting service, provided by the Company, requires a set of telephony servers, telephony lines, and a internet connection. All of these equipments are located in two data centers. The data center provides rental service of computer racks, UPS (Uninterrupted Power Supply), air-conditioning and CCTV facilities. The two data centers with computer rack space are on rental basis at a cost of HK$78,960 per year (approximately $10,000). In Hong Kong, we are sharing an office,at Room 403, Lap Fai Building, 8 Pottinger Street, Central, Hong Kong with a telephone number of (852) 3579 5695 and fax number of (852) 8105 9598. We do not have to pay rent for this office space but instead have to cover the utility expenses.

The Company has established its web site at: www.beyondivr.com

Industry Overview

Interactive Voice Response (IVR) is a technology that allows a computer to detect voice and dual-tone multi-frequency signaling (DTMF) keypad inputs. IVR allows customers to access a company’s database via a telephone keypad or by speech recognition, after which they can service their own inquiries by following the instructions. IVR systems can respond with pre-recorded or dynamically generated audio to further direct users on how to proceed. IVR systems can be used to control almost any function where the interface can be broken down into a series of simple menu choices. In telecommunications applications, such as customer support lines, IVR systems may also be referred to as “Auto Attendants”.

Integrated Voice Response systems are typically used to service high call volumes, reduce cost and improve the customer experience. Examples of typical IVR applications are telephone banking, televoting, and credit card transactions. Large companies use IVR services to extend the business hours of operation.

The use of IVR and voice automation enables a company to improve its customer service and lower its costs, due to the fact that callers' queries can be resolved without the cost of a live agent who, in turn, can be directed to deal with specific areas of the service. If the caller does not find the information they need, or require further assistance, the call is then transferred to an agent who can deal with them directly. This makes for a more efficient system in which agents have more time to deal with complex interactions, for example, customer retention, up selling, cross selling and issue resolution. This way, the customer is more likely to be satisfied with a personalized service and the interaction is likely to be more fulfilling and rewarding for the agent, as opposed to dealing with basic inquiries that require yes/no responses, such as obtaining customer details. Employee satisfaction is important in the telecommunications industry due to the fast turnover of staff, IVR is therefore one way of retaining a workforce and allowing them to do a more effective job.

IVR also enables customer prioritization. In a system wherein individual customers may have a different status the service will automatically prioritize the individual's call and move prime customers to the front of the calling queue.
Beyond IVR provides telephony hosting service in Hong Kong for small and medium sized businesses. We believe the flexibility, scalability, price point and lack of hardware investment are the keys to success in this telephony industry.

The majority IVRS system in Hong Kong is a custom built, hardware included, large scale and expensive solution. A typical IVRS project with 20 telephone lines costs a company around HK$600,000 (approximately $77,000) on hardware & development fee. The annual running cost and maintenance fee for such a system is around HK$90,000 (approximately $12,000).

Thus, Beyond IVR is doing a low entrance barrier solution for small and medium sized businesses.

Products and Services

Currently, the main service offered by Beyond IVR is the IVR Hosting service which provides 24- hour IVR service with Multi-lingual support enabling small or medium sized business to service customers worldwide. It provides unlimited phone trees with instance and unlimited voice prompt recordings. It also has features such as voice mail, operator transfer, recorded messages, conversation recording, special holiday and closed hours messaging, alert for new voicemails,  and usage reports.

We plan on raising additional funds to support product development which will result in dilution to our current shareholders. Once fundraising has commenced and after this offering statement is effective, the Company plans to make a PABX system as a standalone hardware product for sale. The system may include:

•	A linux-base hardware box

•	Telephone card included (optional)

•	Using an open source software and modified some features

Support: IVR service, telephone extension, voice mail, fax, VoIP, Call Transfer, Call Conference

Target Customer: companies world-wide, especially small size enterprises of size less than 50 people. E.g., Hong Kong company with an office in China. They could make use of the PABX box to save IDD cost.

We intend to build a website to serve selling the PABX box online. A subscription form will be provided for details requirement / configuration. Once, the PABX box configured, the company will ship the box to the customer. Some additional features will be:

•	No on-site support. Remote re-configuration (optional)

•	Distribution channel will be line-up

•	The profit margin is generally 5-6 times of the hardware cost, however, the actual pricing is not finalized yet.

•	It is hope of the Company that we may start marketing the new product in the first quarter of 2011.

Competitors for this new product could include the following:

•	Cisco (http://www.cisco.com/en/US/products/sw/voicesw/index.html)

•	Siemens (http://www.siemensphonessa.co.za/pabx.php)

•	Panasonic (http://www2.panasonic.com/webapp/wcs/stores/servlet/BTSModelList?storeId=11201&cg=NETWORK-COMMUNICATION-PLATFORMS)

Marketing Plan

Our marketing plan includes mostly PPC (Pay-per-click) internet advertising on Yahoo Hong Kong and Google. We also mail implement email marketing and cold calling.

Price Point

Our pricing structure will have two features: 1) Project Setup and 2) Monthly Hosting Service.

The Project Setup will fee range from HK$2,000 (approximately $250) to HK$30,000 (approximately $9,000) depending on the project complexity.

For monthly fee, the short term (within 2 months) service, it is range from HK$8,000 (approximately $1,100) to HK$20,000 (approximately $2,500) per job including the setup. For long term (12 months contract) service, it is range from HK$600 (approximately $77) to HK$4,000  (approximately $515) per month and is not inclusive of setup. The price also depends on the number of telephone lines subscribed.

Occasionally, we will have some project in revenue sharing model to fit the customer business requirement. This will be quoted on a case by case basis.

Competition

There is significant competition in the telephone service provider industry. It is an industry that generates many billions of dollars in annual revenues from many different areas of service.

Although the Company does not intend to directly compete against the major providers of IVR service as it will service small and medium sized businesses, and it will not attempt to finance any projects beyond the limited scope of its business plans and on emerging distribution opportunities, it still will have formidable competition from a wide range of smaller, independent financing, production and distribution entities, more established and, in some instances, better capitalized than the Company, which are attempting to provide IVR services.

There currently exist multiple legitimate, viable IVR service companies, around the world, that will have the resources to compete with our Company for product, distribution capacity, financing and market share. The Company believes in its strategies and business concepts, however, there is competition for all audiences and the attention of small and medium sized businesses and there is no certainty that the Company will be able to compete, successfully, in this environment. Some of our competitors include the following companies:

•	AccessYou.com, http://www.accessyou.com/ivrs/

•	Wonderfuldata.com Limited, http://www.wonderfuldata.com/en.html

•	JacobAmanda (Hong Kong) Limited, http://www.jacobamanda.com/

•	8 Telecom Group Limited, http://www.8telecom.com.hk/en/products_IVR.html

•	Message On Hold, http://www.messagesonhold.com.hk

Regulation

Our businesses are regulated by governmental authorities in the jurisdictions in which we operate. Because of our international operations, we must comply with diverse and evolving regulations. Regulation relates to, among other things, management, licensing, foreign investment, use of confidential customer information and content. Our failure to comply with all applicable laws and regulations could result in, among other things, regulatory actions or legal proceedings against us, the imposition of fines, penalties or judgments against us or significant limitations on our activities. In addition, the regulatory environment in which we operate is subject to change. New or revised requirements imposed by governmental authorities could have adverse effects on us, including increased costs of compliance. Changes in the regulation of our operations or changes in interpretations of existing regulations by courts or regulators or our inability to comply with current or future regulations could adversely affect us by reducing our revenues, increasing our operating expenses and exposing us to significant liabilities. Our business involves risks of liability associated with telephony and communication services, which could adversely affect our business, financial condition or results of operations. As a developer and distributor of telephony service, we may face potential liability for any of:

invasion of privacy;·
Breach of contract;·
Negligence; and/or·
other claims based on the nature services provided.

We could also be exposed to liability in connection with material available through our Internet sites.

As the People’s Republic of China economy has been transitioning from a planned economy to a more market-oriented economy, the PRC government has implemented various measures to encourage economic growth and guide the allocation of resources. While these measures may benefit the overall PRC economy, they may also have a negative effect on us.

Although the PRC government has in recent years implemented measures emphasizing the utilization of market forces for economic reform, the PRC government continues to exercise significant control over economic growth in China through the allocation of resources, controlling payment of foreign currency-denominated obligations, setting monetary policy and imposing policies that impact particular industries or companies in different ways.

The Ministry of Information Industry is responsible, among other duties, for elaborating regulations, allocating resources, granting licenses, supervising the competition, promoting research and development and service quality as well as for developing tariff rates. The MII has built up a nation-wide regulatory system composed of Provincial Telecommunications Administrations (PTA) with regulatory functions within their respective provinces. A number of other significant institutions also influence the industry, such as the State Development and Reform Commission (SDRC).

Following its World Trade Organization accession, China is starting to make plans, including adopting western-style telecommunications law and setting up an independent regulatory and arbitration body to deal with the telecom operators.

Employees

We have a total of five (5) employees.

We are a new, developing company and currently have three part-time employees who do not have employment contracts and do not receive salaries: Francis Bok, who is also our President, CEO and Chairman of the Board of Directors; Alan Chan, our Secretary and Director; and our Treasurer and Director, Tony Wong. We look to Mr. Bok, Mr. Chan, and Mr. Wong for their entrepreneurial skills and talents. It is Mr. Bok who provided us our business plan. For a discussion of Mr. Bok’s , Mr. Wong’s, and Mr. Chan’s experience, please see “Director, Executive Officers, Promoters and Control Persons.” Initially Mr. Bok will coordinate all of our business operations. We plan to use consultants, attorneys, accountants, and technology personnel, as necessary and do not plan to engage any additional full-time employees until business conditions indicate it an appropriate time to do so. We believe the use of non-salaried personnel will, initially, help us to expend our capital resources as a variable cost as opposed to a fixed cost of operations. In other words, if we have insufficient revenues or cash available, we are in a better position to only utilize those services required to generate revenues as opposed to having salaried employees. We may hire marketing employees based on the projected size of the market and the compensation necessary to retain qualified sales employees and other such employees as may be required and necessary to operate our businesses and as may be determined by management. A portion of any employee compensation likely would include the right to acquire our stock, which would dilute the ownership interest of holders of existing shares of our common stock.

We currently also have two (2) paid employees:  a Sales Executive that is compensated HK$62,400 per year (approximately $8,000) and an Office Support Administrator that is compensated HK$54,600 per year (approximately $7,000).

Reports

As an issuer whose securities will be registered under section 12(g) of the Exchange Act, we will be required to file periodic reports with the SEC. The public may read and copy any materials that we file with the SEC at the SEC’s Public Reference Room at 100 F Street N.E., Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330 or 1- 202-942-8090. The SEC maintains an internet site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. The address of that site is http://www.sec.gov.

Bankruptcy or Receivership or Similar Proceedings

None

Legal Proceedings

Neither the Company nor any of its officers, directors or beneficial shareholders (greater than 10%) are involved in any litigation or legal proceedings involving the business of the Company.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements under the “Prospectus Summary,” “Risk Factors,” “Management Discussion and Analysis”, “Business Description” and elsewhere in this prospectus constitute forward-looking statements. The “safe harbor” for forward-looking statements does not apply to this offering since it is an initial public offering of our securities. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievement expressed or implied by such forward-looking statements. Such factors include, among other things, those listed under “Risk Factors” and elsewhere in this prospectus.

In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “intend”, “expects,” “plan,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or the negative of such terms or other comparable terminology.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. We are under no duty to update any of the forward-looking statements after the date of this prospectus.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Executive Officers and Directors

The following table and subsequent discussion contains the complete and accurate information concerning our directors and executive officers, their ages, term served and all of our officers and their positions, who will serve in the same capacity with us upon completion of the offering.

Name	Age	Term Served	Title / Position(s)
Francis Bok	43	Since February 1, 2010	President/CEO and Chairman
Alan Chan	60	Since inception	Secretary and Director
Tony Wong	51	Since inception	Treasurer/CFO and Director

There are no other persons nominated or chosen to become directors or executive officers nor do we have any employees other than above.

Francis Bok, 43, our President, CEO and Chairman, was the Chief Executive Officer of Beyond IVR Limited of Hong Kong. He graduated from University of Waterloo in Canada in 1990 and obtained a Master of Science degree in 1997 from University of Hong Kong and a Master of Business Administration (MBA) degree in 2000 from City University of Hong Kong. Since completed his university education, Mr. Bok had worked for a number of companies in the IT industry. In 2005, he found his own company, Beyond IVR Limited of Hong Kong, an IT company providing tailor-made telecommunication solutions and telephony services. Due to his education as well as his experience in the telecommunication industry in China, Mr. Bok was chosen to serve as both our CEO and Chairman.

Alan Chan, 60, our Secretary and Director, is the Principal and President of AC Capital Inc. He is a professional engineer and an entrepreneur. He graduated from University of Saskatchewan with a Bachelor of Science Degree in 1973. Since graduation, he worked in a number of industries and held various senior technical and management positions. In 1994, he founded the company, China Pacific Industrial Corp. to pursue joint venture projects in China. In 1996, he established his own financial consulting company, AC Capital Inc. Since then, he has provided financial consulting services to a number of private and public companies and assisted them completing a number of financings, mergers and acquisitions. In addition to his own consulting practice, currently he is a director, Chief Financial Officer and Secretary of Grand Power Logistics Group Inc., listed on the TSX Venture Exchange, and is a director of Ginger Beef Corporation and Hunt Mining Corp, both listed on the TSX Venture Exchange. Prior to our merger with Beyond IVR Limited HK, Mr. Chan was our President.   Mr. Chan’s experience working for major projects in China and abroad lead to the Company’s decision to appoint Mr. Chan as Secretary and Director of the Company.

Tony Wong, 51, our Treasurer and Director, has been a business man for many years with a strong background in sales, marketing and Chinese media, and possesses good experience in China trade. He has been involved in the land syndication business for over 10 years. From 2002 to 2009, he worked for S&D International Group Inc. of Edmonton, Alberta as a sales manager. In 2009, he joined KWest Investments & Development Inc of Edmonton, Alberta, an investment company specialized in real estate syndication, as a Director of Sales and Marketing. Mr. Wong has extensive experience in investments and financial reporting due to his work at KWest Investments. He also possesses experience in the Chinese market and thus was appointed Treasurer and Director of the Company.

Our directors will hold office until the next annual meeting of shareholders and the election and qualification of his successors. Directors receive no compensation for serving on the board of directors other than reimbursement of reasonable expenses incurred in attending meetings. Officers are appointed by the board of directors and serve at the discretion of the board.

No officer, director, or persons nominated for such positions and no promoters or significant employee of BEYOND IVR HOLDINGS, INC. has been involved in legal proceedings that would be material to an evaluation of officers and directors.

Director Independence

We are not subject to listing requirements of any national securities exchange or national securities association and, as a result, we are not at this time required to have our board comprised of a majority of “Independent Directors.”

Executive Compensation

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Totals ($)

Francis Bok, CEO, and Chairman of the Board of Directors	2009	$0	0	0	0	0	0	0	$0

Option Grants Table. There were no individual grants of stock options to purchase our common stock made to the executive officer named in the Summary Compensation Table through  October 19 , 2010.

Compensation of Officers and Directors

We did not pay any salaries in 2009. We do not anticipate beginning to pay salaries until we have adequate funds to do so. There are no stock option plans, retirement, pension, or profit sharing plans for the benefit of our officer and director.

Employment Agreements

We currently do not have any employment agreements in place with our officers or significant employees.

Indemnification of Directors and Officers

Except as permitted by the Nevada Revised Statutes, the Company’s Articles of Incorporation do not provide for any additional or different indemnification procedures. At present, there is no pending litigation or proceeding involving a director, officer or employee of the Company regarding which indemnification is sought, nor is the Company aware of any threatened litigation that may result in claims of indemnification. The Company has not obtained director’s and officer’s liability insurance, although the board of directors of the Company may determine to investigate and, possibly, acquire such insurance in the future.

Employment Agreements

We have not entered into any employment agreements with any of our employees, and employment arrangements are all subject at the discretion of our CEO and director, Francis Bok.

Conflict of Interest - Management’s Fiduciary Duties

Our directors and officers may become, in their individual capacity, officers, directors, controlling shareholders and/or partners of other entities engaged in a variety of businesses.

LEGAL PROCEEDINGS

We may from time to time be involved in routine legal matters incidental to our business; however, at this point in time we are currently not involved in any litigation, nor are we aware of any threatened or impending litigation.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The table below sets forth, as of October 19 , 2010, certain information with respect to the beneficial ownership of the common stock of our Company by each person who we know to be beneficial owner of more than 5% of any class or series of our capital stock, each of the directors and executive officers individually, and all directors and executive officers as a group. Unless otherwise indicated, each person named in this table has sole voting and investment power with respect to the shares beneficially owned.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Common	Francis Bok	5,062,000	34.88%

Common	Winchester Investments	1,750,000	12.06%

Transfer Agent

We have engaged Action Stock Transfer Corp. to act as our stock registrar and transfer agent. Its address and telephone number is 7069 S. Highland Dr., Suite 300, Salt Lake City, UT 84121. Tel: (801) 274 - 1088. Up until engaging our transfer agent, we have acted as our own transfer agent and registrar.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

With the exception of historical matters, the matters discussed herein are forward-looking statements that involve risks and uncertainties. Forward-looking statements include, but are not limited to, statements concerning anticipated trends in revenues and net income, projections concerning operations and available cash flow. Our actual results could differ materially from the results discussed in such forward-looking statements. The following discussion of our financial condition and results of operations should be read in conjunction with our financial statements and the related notes thereto appearing elsewhere herein.

GENERAL

We were incorporated in Nevada on September 2, 2009 and we have elected, for the purpose of filing our Registration Statement with the SEC and preparing our audit, December 31, 2009 as our fiscal year end.

We are developers and providers of integrated voice response services.  We entered into a merger agreement with Beyond IVR Limited, a Hong Kong company, on February 1, 2010 where we acquired all of the shares of Beyond HK for 6,000,000 shares of our common stock. Upon the completion of the merger, the former CEO of Beyond HK was appointed the President, CEO, and Chairman of the Company.

We have been, initially, capitalized through the sale of stock to our founding shareholders and their associates, cash flows from the distribution of our services and the proceeds from a Private Placement offering.

Company Assets

Beyond HK’s principal assets (“Assets”) consisted of cash, equipment, and accounts receivables totaling $41,521 as of the year ended December 31, 2009. As of the year ended December 31, 2009, the Company’s assets consisted of $597 of which $578 was cash. As of the SIX MONTHS ended June 30 , 2010 our Assets increased to 13 1,916 of which 26,043 consisted of cash.

The Company believes that it has sufficient capital to operate over the next twelve (12) months.

Significant Accounting Policies and Estimates

Management’s Discussion and Analysis of Financial Condition and Results of Operations discusses the Company’s consolidated financial statements which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Management bases its estimates and judgments on historical experiences and on various other factors that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles in the United States requires us to make estimates and assumptions that affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statement and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from the estimates.

Results of Operations

For the period commencing September 2, 2009 (Inception) to December 31, 2009, for the six months ended June 30 , 2010, and for the periods December 31, 2008 and December 31, 2009

The Company has cash assets derived from its distribution of its products and a private placement of its stock.  Assuming the Company does not generate any income from its new products it still will have sufficient cash to operate for the next twelve (12) months. For the period from its inception through the period ending December, 31, 2009 the Company had Gross Revenues of $0, Total Operating Expenses of $258, resulting in a Net Loss of $258.  For the six months ended June 30 , 2010, Revenues totaled $ 26,553 with Total Operating Expenses of $ 37,404 resulting in a Net Loss of $15, 373 . For the period ending December, 31, 2009, Beyond HK had Gross Revenues of $69,719, Total Operating Expenses of $62,771, resulting in a Net Income of $6,949.

Liquidity and Capital Resources

As of the period ended June 30 , 2010, we had $ 26,043  in cash on hand, Total Current Assets $6, 511 with Total Assets of $13 1,916 During the same period Liabilities totaled $4 2,582 resulting in Total Stockholders’ Equity of $ 89,334 . As of the period ending December 31, 2009 the Company had cash on hand of $597, Total Current Assets of $597, Total Assets of $597, Total Current Liabilities of $287, and Total Stockholders’ Equity of $310.  For the period ending December, 31, 2009, Beyond HK had Total Current Assets of $18,109, Total Assets of $41,521, Total Current Liabilities of $36,789, and Total Stockholders’ Equity of $4,732.

The Company’s cash was generated from proceeds from a Private Placement of its shares and interest income from its money market account. Despite the small amount of cash on hand for the period ending December 31, 2009 the Company believes it has sufficient cash resources available to fund its primary operation for the next twelve (12) months. The Company has no, current, off balance sheet arrangements and does not anticipate entering into any off balance sheet arrangements that are reasonably likely to have a current or future effect on our financial condition. The Company has no formal agreements in place with its shareholders, officer and director or with any third parties to fund operations beyond the end of the Company’s 2010 fiscal year, however, the  our shareholders have verbally agreed to provide continuing financial supports to the Group in terms of a temporary loan . The Company has not negotiated nor has available to it any other third party sources of liquidity.

We currently do not have a non-affiliated external credit facility, such as a bank loan, to fund our operations. There can be no assurance that the actual expenses incurred will not materially exceed our estimates or that cash flows from property revenue will be adequate to maintain our business. As a result, our independent auditors have expressed substantial doubt about our ability to continue as a going concern in the independent auditors’ report to the financial statements included in the registration statement.

NOTE PAYABLE

The amount is due to the director of Beyond IVR Limited. It was interest free without maturity date (as disclosed in audited financial statements).

There should be no impact to the liquidity as there is no maturity date.

In accordance to S-K Item 601 (b) (10), every contract not made in the ordinary course of business which is material to the registrant and is to be performed in whole or in part at or after the filing of the registration statement or report or was entered into not more than two years before such filing. Only contracts need be filed as to which the registrant or subsidiary of the registrant is a party or has succeeded to a party by assumption or assignment or in which the registrant or such subsidiary has a beneficial interest.

As the amount was made during the ordinary course of business of Beyond IVR Limited which was in fact a current account with the director during normal operation.

RELATED PARTY TRANSACTIONS

All transactions that are reportable pursuant to Item 404(d) are disclosed in this section.

Since inception, the following transactions were entered into:

On February 1, 2010 we entered into a Share Exchange Agreement with Beyond IVR Limited, a Hong Kong Company. In exchange for the stock in Beyond IVR, Mr. Francis Bok and two other shareholders received a total of 6,000,000 shares of the Company’s stock.

In September, 2009, the Company issued shares to certain individuals and entities for par value of $0.0001 per share. Alan Chan, our Secretary and Director, was issued 700,000 shares. Themis, LLC in exchange for consulting services associated with this S-1, was issued 660,000 shares. Haber, LLC, in exchange for consulting services, was issued 660,000. Oxford Group, LLC, in exchange for consulting services associated with this S-1, was issued 680,000 shares. Themis, Haber, and Oxford all provided services relating to shareholder relations, locating and negotiating Beyond IVR HK for merger, coordinating with the attorney to draft the merger agreement; maintaining relations between Beyond IVR HK and the Company; and on going services related to entering into the public securities market, including best practices regarding this registration statement, determining best practices concerning incentive shares for officers, directors, and employees in the future. Tony Wong, our Treasurer and Director, was issued 600,000 shares for his services as Treasurer and Director . Binh Soi Tang, wife of Tony Wong, was issued 400,000 shares. Victoria Wong, daughter of our Treasurer, Tony Wong, was issued 200,000 shares. Christopher Wong, son of our Treasurer and Director, Tony Wong, was issued 200,000 shares.

In June, 2010, the Company issued 1,750,000 shares to Winchester Investments, LLC for par value $.0001 (a total cost of $175) in exchange for consulting services and cash relating to this S-1 registration statement.   Winchester has provided or will provide the following services: assist with. engaging attorney to write -1 registration statement; assist with development of the business plan; assist with researching and locating market maker and transfer agent services; consult with company regarding setting of stock price for S-1 registration; assist in marketing the company one the company is deemed effective by the Securities Exchange Commission; advise on best practices in proceeding with shareholder relations.

The Company’s Secretary provides office spaces to the Company, on a month to month basis. The office space is not of material value to the Company and shall be available to the Company until such time as it needs and establishes its permanent office. The amount does not exceed the lesser of $120,000 or one percent of the average of the Company's total assets at year end.

The Company sold 784,000 of its common shares to 26 individual shareholders, at a price of Cdn$0.015 (approx. $0.0145) per share, which provided Cdn$12,225.60  (approx. $11,889.40) in cash to the Company.

All current shareholders acquired their shares with the intent to hold the shares for investment purposes, and not with a view to further resale or distribution, except as permitted under exemptions from registration requirements under applicable securities laws. That means that they may not sell such securities unless they are either registered with the sec and comparable agencies in the states or other jurisdictions where the purchasers reside, or are exempted from registration. The most widely used exemption from registration requirements is provided by sec Rule 144, which requires a six month holding period prior to resale, and limits the quantities of securities that can be sold during any 90 day periods.

The certificate has been issued with a restrictive legend required with respect to issuance of securities pursuant to exemptions from registration requirements under the Securities Act and the recipient acknowledged his understanding that the shares are restricted from resale unless they were either registered under the Securities Act and comparable state laws, or the transaction was effected in compliance with available exemptions from such registration requirements.

It is contemplated that we may enter into certain transactions with our sole director, Francis Bok, or affiliates which may involve conflicts of interest in that they will not be arms’ length transactions. We presently have no permanent office facilities but for the time being we will use as our business address the office of Beyond IVR Holdings, Inc. on a rent free basis, until such time as our business operations may require more extensive facilities and we believe it an appropriate time to rent commercial office space. There is presently no formal written agreement for the use of such facilities, and no assurance that such facilities will be available to us on such a basis for any specific length of time.

All future transactions between us and our officers, directors or 5% shareholders, and their respective affiliates, will be on terms no less favorable than could be obtained from unaffiliated third parties and will be approved by a majority of any independent, disinterested directors.

There are currently no related party transactions between our officers and directors or their affiliates and BEYOND IVR HOLDINGS, INC. other than those disclosed herein. Further, BEYOND IVR HOLDINGS, INC. has not had any preliminary contact or discussions with officers’ or directors’ affiliates and there are no present plans, proposals, arrangements or understandings with these companies to enter into any future transactions.

DISCLOSURE OF PAYMENT OF SERVICES WITH SHARES OF COMMON STOCK

Jillian Sidoti, for compensation for services rendered on the filing of this offering, will receive 500,000 common shares valued at $.015 per share for a total value of $7,500.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

No director of Beyond IVR Holdings, Inc. will have personal liability to us or any of our stockholders for monetary damages for breach of fiduciary duty as a director involving any act or omission of any such director since provisions have been made in our Articles of Incorporation limiting such liability.

REPORTS TO SECURITY HOLDERS

BEYOND IVR HOLDINGS, INC. is not a reporting issuer under the Securities Exchange Act of 1934. As a result of this offering, we will become subject to the informational requirements of the 1934 Act for a period of at least one fiscal year.

FINRA requires that all issuers maintaining quotations of their securities on the OTC Bulletin Board file periodic reports under the 1934 Act. In order to maintain such a quotation, we will have to register our securities under the 1934 Act on form 8-A or form 10.

We may cease filing periodic reports with the Securities and Exchange Commission if:

*	We have less than 300 stockholders of record; or

*	We have less than 500, but more than 300, stockholders of record, and our total assets did not exceed $10 million on the last day of each of our three most recent fiscal years.

Because of the requirement that we file periodic reports in order to have our common stock quoted on the OTC Bulletin Board, we do not intend to suspend our reporting obligations in the foreseeable future.

The public may read and copy any materials that we file with the Commission at the Commission’s Public Reference Room at 100 F St,, NE, Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission maintains an Internet site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission. The address of that site is http://www.sec.gov.

We intend to furnish to our stockholders annual reports containing financial statements audited and reported upon by our independent accounting firm, and such other periodic reports as we may determine to be appropriate or as may be required by law.

BEYOND IVR HOLDINGS INC

FINANCIAL STATEMENTS
FOR THE PERIOD ENDED DECEMBER 31 2009
AND INDEPENDENT AUDITOR’S REPORT

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Board of Directors and Stockholders of
BEYOND IVR HOLDINGS INC

We have audited the accompanying balance sheet of Beyond IVR Holdings Inc. (the “Company”) (a corporation in the development stage) as of December 31, 2009, and the related statement of operations, stockholders’ equity, and cash flows for the period from September 2, 2009 (inception) to December 31, 2009. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Beyond IVR Holdings Inc. as of December 31, 2009 and the results of its operations and its cash flows for the period from September 2, 2009 (inception) to December 31, 2009, in conformity with United States generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Notes 1 to the financial statements, the Company is in the development stage and has not commenced operations. Its ability to continue as a going concern is dependent upon its ability to develop additional sources of capital, locate and complete a merger with another company and ultimately achieve profitable operations. These conditions raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Dominic K.F. Chan & Co
Certified Public Accountants
Hong Kong February 23, 2010

BEYOND IVR HOLDINGS INC
(A DEVELOPMENT STAGE COMPANY)

BALANCE SHEETS
(Stated in US Dollars)

		At December 31,
	Note	2009
ASSETS
Current Assets :
Cash and cash equivalents		$578
Other receivables		19

TOTAL ASSETS		597

LIABILITIES AND STOCKHOLDERS’ EQUITY

LIABILITIES
Current Liabilities :
Advance from related parties	3	287

TOTAL LIABILITIES		287

COMMITMENT AND CONTINGENT

STOCKHOLDERS’ EQUITY
Preferred stock
Par value: US$0.0001
Authorized: 10,000,000 shares

Common stock
Par value: US$0.0001
Authorized: 100,000,000 shares
Issued and outstanding: 2009 – 5,978,000shares		598
Additional paid in capital		(27)
Deficit accumulated during the development stage		(261)

TOTAL STOCKHOLDERS’ EQUITY		310

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY		597

See accompanying notes to financial statements

BEYOND IVR HOLDINGS INC
(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF OPERATIONS
(Stated in US Dollars)

	For the period September 2, 2009 (inception) through December, 31, 2009

	$

Formation cost		(258)

Net loss		(258)

Earning per share of common stock
- Basic		0.00

Weighted average shares of common stock
- Basic		5,978,000

See accompanying notes to financial statements

BEYOND IVR HOLDINGS INC
 (A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF STOCKHOLDERS’ EQUITY
AND COMPREHENSIVE INCOME
(Stated in US Dollars)

				Deficit
				accumulated
			Additional	during the
	Common stock		Paid-in	development
	Share(s)	Amount	Capital	stage	Total

Balance, September 2, 2009 (Inception)	-	$-	$-	$-	$-

Issuance of common stock	5,978,000	598	(27)	-	571

Net loss	-	-	-	(258)	(258)
Foreign currency translation adjustments	-	-	-	(3)	(3)
Comprehensive income	-	-	-	(261)	(261)

Balance, December 31, 2009	5,978,000	598	(27)	(261)	310

See accompanying notes to financial statements

BEYOND IVR HOLDINGS INC

(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF CASH FLOWS
(Stated in US Dollars)

For the period September 2, 2009 (inception) through December, 31, 2009
Cash flows from operating activities:
Net loss	$(258)
Changes in current assets and liabilities
Other receivables	(19)

Net cash generated from operating activities	(277)

Cash flows from financing activities:
Proceeds from issuance of common stock	571
Advance from related parties	287

Net cash generated from financing activities	858

Foreign exchange translation	(3)

Net increase in cash and cash equivalents	578

Cash and cash equivalents at beginning of the year	-

Cash and cash equivalents at end of the period	578

See accompanying notes to financial statements

BEYOND IVR HOLDINGS INC
(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS
(Stated in US Dollars)

1.	Organization and nature of operations

Beyond IVR Holdings Inc (“the Company”) was incorporated in State of Nevada on September 2, 2009 and is currently in its development stage.

As of the date of these financial statements, the Company is preparing to file a Registration Statement Form 10-SB; General Form for Registration of Securities of Small Business Issuers under Section 12(B) or (G) of the Securities Exchange Act of 1934 to be recognized as a blank check company.

As a blank check company, the Company’s business is to pursue a business combination through acquisition, or merger with, an existing company. As of the date of the financial statements, the Company has made no efforts to identify a possible business combination. As a result, the Company has not conducted negotiations or entered into a letter of intent concerning any target business. No assurances can be given that the Company will be successful in locating or negotiating with any target company.

Since inception, the Company has been engaged in organizational efforts.
2.	Summary of principal accounting policies

Basis of presentation

The Company has not earned any revenue from limited principal operations. Accordingly, the Company’s activities have been accounted for as those of a “Development Stage Entity” as set forth in Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 915.  Among the disclosures required by FASB ASC 915 are that the Company’s financial statements be identified as those of a development stage company, and that the statements of earnings, retained earnings and stockholders’ equity and cash flows disclose activity since the date of the Company’s inception.

The accompanying financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America.

Loss per Common Share

The loss per share of common stock is computed by dividing the net loss during the period presented by the weighted average number of shares outstanding during that same period. The fully diluted loss per share of common stock is computed by dividing the net loss during the periods presented by the weighted average number of shares outstanding and the potential number of shares that could be outstanding during the same period presented as a result of the conversion of preferred stock into common stock.

BEYOND IVR HOLDINGS INC
(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS
(Stated in US Dollars)

2.	Summary of principal accounting policies (continued)

Common stock

The Company is authorized to issue 100,000,000 shares of Company Stock. On September 2, 2009, the Company issued 5,978,000 shares of Common Stock for total consideration of $598 to the shareholders of the Company.

Holders of shares of Common Stock shall be entitled to cast one vote for each share held at all stockholders’ meetings for all purposes, including the election of directors. The Common Stock does not have cumulative voting rights. No holder of shares of stock of any class shall be entitled as a matter of right to subscribe for or purchase or receive any part of any new or additional issue of shares of stock of any class, or of securities convertible into shares of stock of any class, whether now hereafter authorized or whether issued for money, for consideration other than money, or by way of dividend.

Going Concern

The Company’s financial statements have been presented on the basis that it is a going concern in the development stage, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As of the date of these financial statements, the Company has made no efforts to identify a possible business combination.

The Company’s shareholder shall fund the Company’s activities while the Company takes steps to locate and negotiate with a business entity through acquisition, or merger with, an existing company; however, there can be no assurance these activities will be successful.

Recently issued accounting pronouncements

Management does not believe that any recently issued but not yet adopted accounting standards will have a material effect on the Company's results of operations or on the reported amounts of its assets and liabilities upon adoption.

3.	Advance from related parties

The amounts due to related parties as of December 31, 2009 represent advanced payment due to the Company’s shareholder.  The amounts due to shareholders are interest free without maturity date.

BEYOND IVR HOLDINGS INC
(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS
(Stated in US Dollars)

4.	Commitments and contingencies

There has been no legal proceedings in which the Company is a party during for the period ended December 31, 2009.

5.	Subsequent Events

We have evaluated significant events and transactions that occurred from January 1, 2010 through the date of this report and have determined that there were no events or transactions other than those disclosed in this report, if any, that would require recognition or disclosure in our Financial Statements for the year ended December 31, 2009.

BEYOND IVR HOLDINGS INC
(A DEVELOPMENT STAGE COMPANY)

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(Stated in US Dollars)

	At Jun 30,	At Dec 31,
	2010	2009
	(unaudited)	(audited)
ASSETS
Current Assets :
Cash and cash equivalents	$26,043	$578
Accounts receivables – Note 5	3,832	-
Deposit and other receivables – Note 6	2,679	19

Total Current Assets	32,554	597
Plant and equipment – Note 8	21,224	-
Goodwill – Note 7	78,138	-

TOTAL ASSETS	131,916	597

LIABILITIES AND STOCKHOLDERS’ EQUITY

LIABILITIES
Current Liabilities :
Amount due to a related party – Note 9	40,489	287
Accounts payables	5	-
Accrued expenses	2,088	-

TOTAL LIABILITIES	42,582	287

COMMITMENTS AND CONTINGENCIES – Note 10

STOCKHOLDERS’ EQUITY
Preferred stock
Par value: US$0.0001
Authorized: 10,000,000 shares

Common stock
Par value: US$0.0001
Authorized: 100,000,000 shares
Issued and outstanding:
30/6/2010 – 15,012,000 shares	1,501	-
31/12/2009 – 5,978,000 shares	-	598
Additional paid in capital	102,358	(27)
Other comprehensive income/ (loss) accumulated during the development stage	1,106	(3)
Deficit accumulated during the development stage	(15,631)	(258)

TOTAL STOCKHOLDERS’ EQUITY	89,334	310

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	131,916	597

See accompanying notes to unaudited condensed consolidated financial statements

BEYOND IVR HOLDINGS INC
(A DEVELOPMENT STAGE COMPANY)

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Stated in US Dollars)

	For the three months ended June 30,	For the six months ended June 30,	For the period September 2, 2009 (inception) through June 30,
	2010	2010	2010

Net sales	$15,516	$26,553	$26,553
Cost of sales	(1,044)	(1,051)	(1,051)

Gross profit	14,472	25,502	25,502
Administrative and other operating expenses, including stock-based compensation	(27,573)	(37,404)	(37,404)
Depreciation	(2,122)	(3,471)	(3,471)
Formation cost	-	-	-

Net loss	(15,223)	(15,373)	(15,373)

Other comprehensive income:
Foreign currency translation gain	1,135	1,109	1,106

Comprehensive loss	(14,088)	(14,264)	(14,267)

Earning per share of common stock
- Basic	(0.00)	(0.00)	(0.00)

Weighted average shares of common stock
- Basic	14,435,077	12,575,536	10,025,980

See accompanying notes to unaudited condensed consolidated financial statements

BEYOND IVR HOLDINGS INC
 (A DEVELOPMENT STAGE COMPANY)

UNAUDITED CONDENSED CONSOLIDATED
STATEMENTS OF STOCKHOLDERS’ EQUITY
AND COMPREHENSIVE INCOME
(Stated in US Dollars)

				Other
				comprehensive	Deficit
				income/ (loss)	accumulated
			Additional	during the	during the
	Common stock		Paid-in	development	development
	Share(s)	Amount	Capital	stage	stage	Total

Balance, September 2, 2009 (inception)	-	$-	$-	$-	$-	$-

Issuance of common stock	5,978,000	598	(27)	-	-	571

Net loss	-	-	-	-	(258)	(258)

Foreign currency translation adjustments	-	-	-	(3)	-	(3)

Balance, December 31, 2009 (audited)	5,978,000	598	(27)	(3)	(258)	310

Issuance of common stock	6,784,000	678	94,985	-	-	95,663

Net loss	-	-	-	-	(150)	(150)

Foreign currency translation adjustments	-	-	-	(26)	-	(26)

Balance, March 31, 2010 (unaudited)	12,762,000	1,276	94,958	(29)	(408)	95,797

Issuance of common stock	2,250,000	225	7,400	-	-	7,625

Net loss	-	-	-	-	(15,223)	(15,223)

Foreign currency translation adjustments	-	-	-	1,135	-	1,135

Balance, June 30, 2010 (unaudited)	15,012,000	1,501	102,358	1,106	(15,631)	89,334

See accompanying notes to unaudited condensed consolidated financial statements

BEYOND IVR HOLDINGS INC
(A DEVELOPMENT STAGE COMPANY)

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Stated in US Dollars)

	For the six month ended June 30,	For the period September 2, 2009 (inception) through June 30,
	2010	2010
Cash flows from operating activities:
Net loss	$(15,373)	$(15,631)
Depreciation	3,471	3,471
Share based compensation	7,353	7,353
Changes in current assets and liabilities
Deposits and other receivables	(2,660)	(2,679)
Accounts receivables	(3,832)	(3,832)
Accounts payables	5	5
Accrued expenses and other liabilities	2,088	2,088

Net cash generated from operating activities	(8,948)	(9,225)

Cash flows from investing activity:
Purchase of plant and equipment	(24,695)	(24,695)

Net cash used in investing activity	(24,695)	(24,695)

Cash flows from financing activities:
Proceeds from issuance of common stock	17,797	18,368
Advance from related parties	40,202	40,489

Net cash generated from financing activities	57,999	58,857

Foreign exchange translation	1,109	1,106

Net increase in cash and cash equivalents	25,465	26,043

Cash and cash equivalents at beginning of the year	578	-

Cash and cash equivalents at end of the period	26,043	26,043

See accompanying notes to unaudited condensed consolidated financial statements

BEYOND IVR HOLDINGS INC
(A DEVELOPMENT STAGE COMPANY)

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENT
(Stated in US Dollars)

1.
Corporate information

Beyond IVR Holdings Inc. (“the Company”), a development stage company, was organized under the laws of the State of Nevada on September 2, 2009. The Company is in the development stage as defined in Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 915.

On February 1, 2010, the Company acquired the 100% equity interest of Beyond IVR Limited (“Beyond HK”) by the issuance of 6,000,000 of its own common stock.

As of June 30, 2010, the Group consisted of the Company and the following Subsidiary:

	Place and date	Attributable equity	Principal
Name of company	of incorporation	interest held	activities
Beyond IVR Limited	HONG KONG	100%	Provision of telephony
Limited (“Beyond HK”)	June 15th, 2005		solution

Among the disclosures required by FASB ASC 915 are that the Group’s consolidated financial statements be identified as those of a development stage company, and that the statements of earnings, retained earnings and stockholders’ equity and cash flows disclose activity since the date of the Group’s inception. The fiscal year end is December 31.

2.	Description of business

The Company is investment holding. The subsidiary, Beyond HK, developed and delivered solution significantly on IVR Solution, IVR Hosting, IVR Customized Project, Outbound IVR, Telemarketing, Telephony Campaign Services and Call Reminder Solutions primarily to Small and Medium Enterprises in Hong Kong.

3.	Going concern

These consolidated financial statements have been presented in accordance with generally accepted accounting principles in the United States applicable to a going concern, which contemplates the realization of assets and thesatisfaction of liabilities in the normal course of business. The Group is in the development stage. These conditions raise substantial doubt about its ability to continue as a going concern.

Management believes that actions presently taken to revise the Group’s operating and financial requirements provide the opportunity for the Group to continue as a going concern. The Group’s shareholders verbally agreed to provide continuing financial supports to the Group in terms of a temporary loan, while the Group continues to take steps to locate and negotiate new business entity through acquisition, or merger with, an existing company; however there can be no assurance these activities will be successful.

BEYOND IVR HOLDINGS INC
(A DEVELOPMENT STAGE COMPANY)

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENT
(Stated in US Dollars)

4.
Summary of principal accounting policies (Continued)

On June 29, 2009, the Financial Accounting Standards Board (FASB) established the FASB Accounting Standards Codification (Codification) as the single source of authoritative U.S. generally accepted accounting principles (GAAP) for all non-governmental entities. Rules and interpretive releases of the Securities and Exchange Commission (SEC) are also sources of authoritative U.S. GAAP for SEC registrants. The Codification does not change U.S. GAAP but takes previously issued FASB standards and other U.S. GAAP authoritative pronouncements, changes the way the standards are referred to, and includes them in specific topic areas. The Codification is effective for consolidated financial statements issued for interim and annual periods ending after September 15, 2009. The adoption of the Codification did not have any impact on the Group’s consolidated financial statements.

Basis of presentation

The accompanying consolidated financial statements of the Group have been prepared in accordance with generally accepted accounting principles in the United States of America.

The consolidated financial statements include the accounts of the Group and its subsidiary. All significant inter-company accounts and transactions have been eliminated in consolidation.

The results of subsidiary acquired or disposed of during the years are included in the consolidated income statement from the effective date of acquisition or up to the effective date of disposal.

Use of estimates

In preparing consolidated financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosures of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of revenues and expenses during the reporting period. These amounts and estimates include, but are not limited to, the valuation of accounts receivable, deferred income taxes and the estimation on useful live of plant and equipment. Actual results could differ from these estimates.

Loss per Common Share

The loss per share of common stock is computed by dividing the net loss during the period presented by the weighted average umber of shares outstanding during hat same period. The fully diluted loss per share of common stock is computed by dividing the net loss during the periods presented by the weighted average number of shares outstanding and the potential number of shares that could be outstanding during the same period presented as a result of the conversion of preferred stock into common stock.

BEYOND IVR HOLDINGS INC
(A DEVELOPMENT STAGE COMPANY)

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENT
(Stated in US Dollars)

4.
Summary of principal accounting policies (Continued)

Common stock

The Group has the authority to issue 100,000,000 shares of common stock, $0.0001 par value. The total number of shares of the Company’s common stock outstanding as of June 30, 2010 and December 31, 2009 are 15,012,000 and 5,978,000 respectively.

Holders of shares of Common Stock shall be entitled to cast one vote for each share held at all stockholders’ meeting for all purposes, including the election of directors. The Common Stock does not have cumulative voting rights. No holder of shares of stock of any class shall be entitled as a matter of right to subscribe for or purchase or receive any part of any new or additional issue of shares of stock of any class, or of securities convertible into shares of stock of any class, whether now hereafter authorized or whether issued for money, for consideration other than money, or by way of dividend.

Cash and cash equivalents

The Group considers all short-term highly liquid investments that are readily convertible to known amounts of cash and have original maturities of three months or less to be cash equivalents.

Accounts receivable

Accounts receivable are stated at original amount less allowance made for doubtful receivables, if any, based on a review of all outstanding amounts at the year end. An allowance is also made when there is objective evidence that the Group will not be able to collect all amounts due according to original terms of receivables. Bad debts are written off when identified. The Group extends unsecured credit to customers in the normal course of business and believes all accounts receivable in excess of the allowances for doubtful receivables to be fully collectible. The Group does not accrue interest on trade accounts receivable.

Plant and equipment

Plant and equipment are stated at cost less accumulated depreciation. Cost represents the purchase price of the asset and other costs incurred to bring the asset into its existing use. Maintenance, repairs and betterments, including replacement of minor items, are charged to expense; major additions to physical properties are capitalized.

Depreciation of plant and equipment is calculated on a straight-line method over the estimated useful lives of the assets. The estimated useful lives are as follows:-

Office equipment	5 years
Furniture and fixture	5 years
Motor vehicle	3.33 years
Leasehold improvement	5 years

Upon sale or disposition, the applicable amounts of asset cost and accumulated depreciation are removed from the accounts and the net amount les proceeds from disposal is charged or credited to income.

BEYOND IVR HOLDINGS INC
(A DEVELOPMENT STAGE COMPANY)

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENT
(Stated in US Dollars)

4.
Summary of principal accounting policies (Continued)

Impairment of long-lived assets

The Group accounts for the impairment of long-lived assets, such as a plant and equipment, leasehold land and intangible assets, under the provisions of FASB Accounting Standard Codification Topic 360 ASC 360 “Property, Plant and Equipment – Overall” (Formerly known as SFAS No. 144, “Accounting for the Impairment of Long-Lived Assets (“SFAS 144”)”.) ASC 360 establishes the accounting for impairment of long-lived tangible and intangible assets other than goodwill and for the disposal of a business. Pursuant to ASC 360, the Group periodically evaluates, at least annually, whether facts or circumstances indicate that the carrying value of its depreciable assets to be held and used may not be recoverable. If such circumstances are determined to exist, an estimate of undiscounted future cash flows produced by the long-lived asset, or the appropriate grouping of assets, is compared to the carrying value to determine whether impairment exists. In the event that the carrying amount of long-lived assets exceeds the undiscounted future cash flows, then the carrying amount of such assets is adjusted to their fair value. The Group reports an impairment cost as a charge to operations at the time it is recognized.

Revenue recognition

The Company recognizes revenues from Internet telephony services based on minutes (or fractions thereof) of customer usage. The Company has the following two types of revenues:

-	Project set up; and
-	Monthly hosting services

Revenue from the sales of project set up represents a one-time fee for the provision of service. Revenue from the monthly hosting service is recognized at the time the services are performed. Amounts billed to customers before services are performed under contractual agreements are classified as deferred revenue.

Advertising Expenses

The Group expenses advertising expenses as incurred. Advertising expenses for the period September 2, 2009 (inception) through June 30, 2010 were not significant.

Comprehensive income

The Group has adopted FASB Accounting Standard Codification Topic 220 (ASC 220) “Comprehensive income” (Formerly known as SFAS No. 130, “reporting Comprehensive Income”), which establishes standards for reporting and display of comprehensive income, its components and accumulated balances. Accumulated other comprehensive income represents the accumulated balance of foreign currency translation adjustments of the Group.

BEYOND IVR HOLDINGS INC
(A DEVELOPMENT STAGE COMPANY)

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENT
(Stated in US Dollars)

4.
Summary of principal accounting policies (Continued)

Stock-based compensation

The Company has adopted FASB Accounting Standard Codification Topic 718 (ASC 718), ”Stock Compensation”, (Formerly known as SFAS 123(R), Share-Based Payment), which requires the measurement and recognition of compensation expense for all share-based payment awards made to employees and directors including stock option grants based on estimated fair values. ASC 718 requires companies to estimate the fair value of share-based payment awards on the date of grant using an option-pricing model. The value of the award’s portion that is ultimately expected to vest is recognized as expense over the requisite service periods. Prior to the adoption of ASC 718, we accounted for share-based awards to employees and directors using the intrinsic value method. Under the intrinsic value method, share-based compensation expense was only recognized by us if the exercise price of the stock option was less than the fair market value of the underlying stock at the date of grant.

Stock-based compensation expenses was $7,353 and $Nil for the six months ended June 30, 2010 and December 31, 2009, respectively.

Issuance of shares for service

The Company accounts for the issuance of equity instruments to acquire goods and services based on the fair value of the goods and services or the fair value of the equity instrument at the time of issuance, whichever is more reliably measurable.

Foreign currency translation

The functional currency of the Group are Hong Kong dollars (“HK$”) and Canadian dollars (“CAD”). The Group maintains its consolidated financial statements in the functional currency. Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency at rates of exchange prevailing at the balance sheet dates. Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchanges rates prevailing at the dates of the transaction. Exchange gains or losses arising from foreign currency transactions are included in the determination of net income for the respective periods.

BEYOND IVR HOLDINGS INC
(A DEVELOPMENT STAGE COMPANY)

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENT
(Stated in US Dollars)

4.	Summary of principal accounting policies (Continued)

Foreign currency translation

For financial reporting purposes, the consolidated financial statements of the Group which are prepared using the functional currency have been translated into United States dollars (“US$”). Assets and liabilities are translated at the exchange rates at the balance sheet dates and revenue and expenses are translated at the average exchange rates and stockholders’ equity is translated at historical exchange rates. Any translation adjustments resulting are not included in determining net income but are included in foreign exchange adjustment to other comprehensive income, a component of stockholders’ equity.

Six months
ended
June 30,
2010
Quarter end HK$ : US$ exchange rate	7.7838
Average quarterly HK$ : US$ exchange rate	7.7724

Quarter end CAD : US$ exchange rate	1.0480
Average end CAD : US$ exchange rate	1.0413

Fair value of financial instruments

A significant number of the Group’s financial instruments are carried at fair value with changes in fair value recognized in earnings each period. The Group adopted the provisions of FASB Accounting Standard Codification Topic 820 (ASC 820), “Fair Value Measurements and Disclosures” (Formerly known as SFAS No. 157). Under this standard, fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (an exit price). In determining fair value, the Group uses various valuation techniques. ASC 820, Fair Value Measurements and Disclosures establishes a hierarchy for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available.

The Group’s financial instruments consists of accounts and other receivable, investments, advances, accrued expenses, and loans payable which approximates fair value because of the relatively short maturity of those instruments.

Earning per share

Basic earning per share is computed by dividing net income attributable to ordinary shareholders by the weighted average number of ordinary shares outstanding during the year. Diluted earnings per share gives effect to all dilutive potential common shares outstanding during the year. The weighted average number of common shares outstanding is adjusted to include the number of additional common shares that would have been outstanding if the dilutive potential common shares had been issued. The company has no dilutive instrument.

BEYOND IVR HOLDINGS INC
(A DEVELOPMENT STAGE COMPANY)

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENT
(Stated in US Dollars)

4.	Summary of principal accounting policies (Continued)

Related parties transactions

A related party is generally defined as (i) any person that holds 10% or more of the Group’s securities and their immediate families, (ii) the Group’s management, (iii) someone that directly or indirectly controls, is controlled by or is under common control with the Group, or (iv) anyone who can significantly influence the financial and operating decisions of the Group. A transaction is considered to be a related party transaction when there is a transfer of resources or obligations between related parties.

Commitments and contingencies

Liabilities for loss contingencies arising from claims, assessments, litigation, fines and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated

Recently issued accounting pronouncements

Effective July 1, 2009, the Group adopted FASB ASU No. 2009-05, Fair Value Measurements and Disclosures (ASC 820) (“ASU 2009”). ASU 2009-05 provided amendments to ASC 820-10, Fair Value Measurements and Disclosures – Overall, for the fair value measurement of liabilities. ASU 2009-05 provides clarification that in circumstances in which a quoted price in an active market for the identical liability is not available, a reporting entity is required to measure fair value using certain techniques. ASU 2009-05 also clarifies that when estimating the fair value of a liability, a reporting entity is not required to include a separate input or adjustment to other inputs relating to the existence of a restriction that prevents the transfer of a liability. ASU 2009-05 also clarifies that both a quoted price in an active market for the identical liability at the measurement date and the quoted price for the identical liability when traded as an asset in an active market when no adjustments to the quoted price of the asset are required are Level 1 fair value measurements. Adoption of ASU 2009-05 did not have a material impact on the Group’s consolidated results of operations or financial condition.

In December 2007, ASC 810, Consolidation (“ASC 810”) includes new guidance issued by the FASB governing the accounting for and reporting of non-controlling interests (previously referred to as minority interests). This guidance established reporting requirements which include, among other things, that non-controlling interests be reflected as a separate component of equity, not as a liability. It also requires that the interests of the parent and the non-controlling interest be clearly identifiable. Additionally, increases and decreases in a parent’s ownership interest that leave control intact shall be reflected as equity transactions, rather than step acquisitions or dilution gains or losses. This guidance also requires changes to the presentation of information in the consolidated financial statements and provides for additional disclosure requirements. ASC 810 was effective for fiscal years beginning on or after December 15, 2008. The Group implemented this guidance as of January 1, 2009. The effect of implementing this guidance was not material to The Group’s financial position or results of operations.

BEYOND IVR HOLDINGS INC
(A DEVELOPMENT STAGE COMPANY)

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENT
(Stated in US Dollars)

4.	Summary of principal accounting policies (Continued)

Recently issued accounting pronouncements (Continued)

In April 2009, the FASB issued ASC805-20-35. ASC805-20-35 amends the provisions for the initial recognition and measurement, subsequent measurement and accounting, and disclosures for assets and liabilities arising from contingencies in business combinations. ASC805-20-35 eliminates the distinction between contractual and non-contractual contingencies, including the initial recognition and measurement criteria and instead carries forward most of the provisions in ASC805 for acquired contingencies. ASC805-20-351 is effective for contingent assets and contingent liabilities acquired in business combinations for which the acquisition date is on or after the first annual reporting period beginning on or after December 15, 2008. We do not expect ASC805-20-35 to have any impact on the Group’s consolidated results of operations and financial condition.

In May 2009, ASC 855, Subsequent Events (“ASC 855”) (formerly Statement of Financial Accounting Standards No. 165, Subsequent Events) includes guidance that was issued by the FASB in May 2009, and is consistent with current auditing standards in defining a subsequent event. Additionally, the guidance provides for disclosure regarding the existence and timing of a Group’s evaluation of its subsequent events. ASC 855 defines two types of subsequent events, “recognized” and “non-recognized”. Recognized subsequent events provide additional evidence about conditions that existed at the date of the balance sheet and are required to be reflected in the consolidated financial statements. Non-recognized subsequent events provide evidence about conditions that did not exist at the date of the balance sheet but arose after that date and, therefore; are not required to be reflected in the consolidated financial statements. However, certain non-recognized subsequent events may require disclosure to prevent the consolidated financial statements from being misleading. This guidance was effective prospectively for interim or annual financial periods ending after June 15, 2009. The Group implemented the guidance included in ASC 855 as of April 1, 2009. The effect of implementing this guidance was not material to The Group’s financial position or results of operations.

In August 2009, the FASB issued Accounting Standards Update (“ASU”) 2009-05, which amends ASC Topic 820, Measuring Liabilities at Fair Value, which provides additional guidance on the measurement of liabilities at fair value. These amended standards clarify that in circumstances in which a quoted price in an active market for the identical liability is not available, we are required to use the quoted price of the identical liability when traded as an asset, quoted prices for similar liabilities, or quoted prices for similar liabilities when traded as assets. If these quoted prices are not available, we are required to use another valuation technique, such as an income approach or a market approach. These amended standards are effective for us beginning in the fourth quarter of fiscal year 2009. There was no material impact upon the adoption of this standard on the Group’s consolidated financial statements.

BEYOND IVR HOLDINGS INC
(A DEVELOPMENT STAGE COMPANY)

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENT
(Stated in US Dollars)

4.	Summary of principal accounting policies (continued)

Recently issued accounting pronouncements (Continued)

In September 2009, the FASB issued ASU 2009-06, Income Taxes (Topic 740), ”Implementation Guidance on Accounting for Uncertainty in Income Taxes and Disclosure Amendments for Nonpublic Entities”, which provides implementation guidance on accounting for uncertainty in income taxes, as well as eliminates certain disclosure requirements for nonpublic entities.  For entities that are currently applying the standards for accounting for uncertainty in income taxes, this update shall be effective for interim and annual periods ending after September 15, 2009. For those entities that have deferred the application of accounting for uncertainty in income taxes in accordance with paragraph 740-10-65-1(e), this update shall be effective upon adoption of those standards. The adoption of this standard is not expected to have an impact on the Group’s consolidated financial position and results of operations since this accounting standard update provides only implementation and disclosure amendments.

In September 2009, the FASB has published ASU 2009-12, “Fair Value Measurements and Disclosures (Topic 820) - Investments in Certain Entities That Calculate Net Asset Value per Share (or Its Equivalent)”. This ASU amends Subtopic 820-10, “Fair Value Measurements and Disclosures – Overall”, to permit a reporting entity to measure the fair value of certain investments on the basis of the net asset value per share of the investment (or its equivalent). This ASU also requires new disclosures, by major category of investments including the attributes of investments within the scope of this amendment to the Codification. The guidance in this update is effective for interim and annual periods ending after December 15, 2009. Early application is permitted.   The Group is in the process of evaluating the impact of this standard on its consolidated financial position and results of operations.

In October 2009, the FASB has published ASU 2009-13, “Revenue Recognition (Topic 605)-Multiple Deliverable Revenue Arrangements”, which addresses the accounting for multiple-deliverable arrangements to enable vendors to account for products or services (deliverables) separately rather than as a combined unit. Specifically, this guidance amends the criteria in Subtopic 605-25, “Revenue Recognition-Multiple-Element Arrangements”, for separating consideration in multiple-deliverable arrangements. This guidance establishes a selling price hierarchy for determining the selling price of a deliverable, which is based on: (a) vendor-specific objective evidence; (b) third-party evidence; or (c) estimates. This guidance also eliminates the residual method of allocation and requires that arrangement consideration be allocated at the inception of the arrangement to all deliverables using the relative selling price method and also requires expanded disclosures. The guidance in this update is effective prospectively for revenue arrangements entered into or materially modified in fiscal years beginning on or after June 15, 2010. Early adoption is permitted. The adoption of this standard is not expected to have a material impact on the Group’s consolidated financial position and results of operations.

BEYOND IVR HOLDINGS INC
(A DEVELOPMENT STAGE COMPANY)

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENT
(Stated in US Dollars)

4.	Summary of principal accounting policies (continued)

Recently issued accounting pronouncements (Continued)

ASC 105, Generally Accepted Accounting Principles (“ASC 105”) (formerly Statement of Financial Accounting Standards No. 168, The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles a replacement of FASB Statement No. 162) reorganized by topic existing accounting and reporting guidance issued by the Financial Accounting Standards Board (“FASB”) into a single source of authoritative generally accepted accounting principles (“GAAP”) to be applied by nongovernmental entities. All guidance contained in the Accounting Standards Codification (“ASC”) carries an equal level of authority. Rules and interpretive releases of the Securities and Exchange Commission (“SEC”) under authority of federal securities laws are also sources of authoritative GAAP for SEC registrants. Accordingly, all other accounting literature will be deemed “non-authoritative”. ASC 105 is effective on a prospective basis for consolidated financial statements issued for interim and annual periods ending after September 15, 2009. The Group has implemented the guidance included in ASC 105 as of July 1, 2009. The implementation of this guidance changed the Group’s references to GAAP authoritative guidance but did not impact the Group’s financial position or results of operations.

In January 2010, the FASB issued Accounting Standards Update No. 2010-06 (ASU 2010-06), Fair Value Measurements and Disclosures which amends ASC Topic 820, adding new requirements for disclosures for Levels 1 and 2, separate disclosures of purchases, sales, issuances, and settlements relating to Level 3 measurements and clarification of existing fair value disclosures.  ASU 2010-06 is effective for interim and annual periods beginning after December 15, 2009, except for the requirement to provide Level 3 activity of purchases, sales, issuances, and settlements on a gross basis, which will be effective for fiscal years beginning after December 15, 2010 (the Group’s fiscal year 2012); early adoption is permitted.  The adoption of this standard is not expected to have a material impact on the Group’s financial position and results of operations.

5.	Accounts receivables, net

	At Jun 30,	At Dec 31,
	2010	2009
	(unaudited)	(audited)

Accounts receivables	$3,832	$-
Less: allowance for doubtful accounts	-	-
	3,832	-

BEYOND IVR HOLDINGS INC
(A DEVELOPMENT STAGE COMPANY)

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENT
(Stated in US Dollars)

6	Deposits and other receivables

	At Jun 30,	At Dec 31,
	2010	2009
	(unaudited)	(audited)

Rental and other deposits	$2,569	$-
Other receivables	110	19
	2,679	19

7	Goodwill

The company acquired Beyond IVR Limited (“Beyond HK”) on Feb 1, 2010 at a consideration of $84,120 (by the issuance of 6,000,000 shares of Common Stock @ $0.014 per share). A goodwill of $78,138 was made as at Jun 30, 2010.

BEYOND IVR HOLDINGS INC
(A DEVELOPMENT STAGE COMPANY)

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENT
(Stated in US Dollars)

8.	Plant and equipment

	At Jun 30,	At Dec 31,
	2010	2009
	(unaudited)	(audited)
Cost
Office equipment	$36,852	$-
Furniture and fixtures	435	-
Motor vehicles	3,212	-
Leasehold improvement	313	-

	40,812	-

Accumulated depreciation
Office equipment	16,583	-
Furniture and fixtures	306	-
Motor vehicles	2,409	-
Leasehold improvement	290	-

	19,588	-

Net
Office equipment	20,269	-
Furniture and fixtures	129	-
Motor vehicles	803	-
Leasehold improvement	23	-

	21,224	-

Depreciation expenses for the 3 months and 6 months ended June 30, 2010 are $2,122 and $3,471 respectively.

9.	Amount due to a related party

The amount due to a related party as of June 30, 2010, and December 31, 2009 represent amount due to one of the Group’s shareholder.  The amount due to the shareholder is interest free without maturity date.

10.	Commitments and contingencies

There has been no legal proceedings in which the Group is a party during for the period ended June 30, 2010 and December 31, 2009.

BEYOND IVR HOLDINGS INC
(A DEVELOPMENT STAGE COMPANY)

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENT
(Stated in US Dollars)

11.	Current vulnerability due to certain concentrations

The Group's subsidiary is operated in Hong Kong.  Accordingly, the subsidiary's business, financial condition and results of operations may be influenced by the political, economic and legal environments in Hong Kong and by the general state of the PRC's economy.  The subsidiary's business may be influenced by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things.

12.	Subsequent Events

We have evaluated significant events and transactions that occurred from July 1, 2010 through the date of this report and have determined that there were no events or transactions other than those disclosed in this report, if any, that would require recognition or disclosure in our Condensed Consolidated Financial Statements for the quarterly period ended June 30, 2010.

13.	Pension plans

The Group’s subsidiary participates in a defined contribution pension scheme under the Mandatory Provident Fund Schemes Ordinance “MPF Scheme” for all its eligible employees in Hong Kong.

The MPF Scheme is available to all employees aged 18 to 64 with at least 60 days of service in the employment in Hong Kong. Contributions are made by the Group’s subsidiary operating in Hong Kong at 5% of the participants’ relevant income with a ceiling of HK$20,000. The participants are entitled to 100% of the Subsidiary’s contributions together with accrued returns irrespective of their length of service with the Group’s subsidiary, but the benefits are required by law to be preserved until the retirement age of 65.  The only obligation of the Group’s subsidiary with respect to MPF Scheme is to make the required contributions under the plan.

The assets of the schemes are controlled by trustees and held separately from those of the Group’s subsidiary. Total pension cost for the period/ year ended June 30, 2010 and December 31, 2009 was $154 and $Nil respectively.

14	Segment Information

SFAS No.131, Disclosures about Segments of an Enterprise and Related Information, establishes standards for reporting information about operating segments in consolidated financial statements. Operating segments are defined as components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker, or decision making group, in deciding how to allocate resources and in assessing performance.

For management purposes, the Group is regarded as a single segment, being engaged in the telephony solution. These principal activities and geographical market are based in Hong Kong. Accordingly, no geographical segment information is presented.

BEYOND IVR LIMITED

FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31 2009 AND 2008
AND INDEPENDENT AUDITOR’S REPORT

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
BEYOND IVR LIMITED

We have audited the accompanying balance sheets of Beyond IVR Limited Inc. (the “Company”), a development stage company, as of December 31, 2009 and 2008 and the related statements of operations, shareholders’ equity and other comprehensive income, and cash flows, for the years ended December 31, 2009 and 2008 and for the period from June 15, 2005 (inception) to December 31, 2009. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, these financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2009 and 2008 and the results of its operations and their cash flows for the years ended December 31, 2009 and 2008 and for the period from June 15, 2005 (inception) to December 31, 2009 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has recurring net losses. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Dominic K.F. Chan & Co
Certified Public Accountants
Hong Kong

BEYOND IVR LIMITED
(A DEVELOPMENT STAGE COMPANY)

BALANCE SHEETS
(Stated in US Dollars)

		At December 31,
	Notes	2009	2008
Current Assets :
Cash and cash equivalents		$13,065	$10,010
Accounts receivable	5	4,734	7,403
Prepaid expenses and other receivables	6	310	1,084

Total Current Assets		18,109	18,497
Plant and equipment, net	7	23,412	14,311

TOTAL ASSETS		41,521	32,808

LIABILITIES AND STOCKHOLDERS’ EQUITY

LIABILITIES
Current Liabilities :
Accrued expenses and other liabilities	8	452	452
Advance from related parties	9	36,337	34,573

Total Current Liabilities		36,789	35,025

TOTAL LIABILITIES		36,789	35,025

COMMITMENT AND CONTINGENT	11

STOCKHOLDERS’ EQUITY / (DEFICIT)
Common stock
Par value: US$0.1282
Authorized: 10,000 shares
Issued and outstanding: 2009 – 10,000 shares (2008 – 10,000 shares)		1,282	1,282
Retained earnings/ (deficit accumulated)		3,518	(3,431)
Accumulated other comprehensive income		(68)	(68)

TOTAL STOCKHOLDERS’ EQUITY / (DEFICIT)		4,732	(2,217)

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY / (DEFICIT)		41,521	32,808

See accompanying notes to financial statements

BEYOND IVR LIMITED
(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF OPERATIONS
(Stated in US Dollars)

		For the year ended December 31,	For the year ended December 31,	For the period June 15, 2005 (inception) through December, 31,
	Notes	2009	2008	2009

Net sales		$69,719	$67,924	$211,344
Cost of sales		(3,027)	(6,732)	(11,739)

Gross Profit		66,692	61,193	199,605
Administrative and other operating expenses		(59,744)	(55,959)	(196,341)

Profit from operations		6,948	5,233	3,264
Other operating income	3	1	16	254

Operating profit before income taxes		6,949	5,249	3,518
Income taxes	4	-	-	-

Net income		6,949	5,249	3,518

Earning per share of common stock
- Basic		0.695	0.525	0.352

Weighted average shares of common stock
- Basic		10,000	10,000	10,000

See accompanying notes to financial statements

BEYOND IVR LIMITED
 (A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF STOCKHOLDERS’ EQUITY
AND COMPREHENSIVE INCOME
(Stated in US Dollars)

				Deficit
			Accumulated	accumulated
			other	during the
	Common stock		Comprehensive	development
	Shares	Amount	income	stage	Total

Balance, June 15, 2005 (Inception)	-	$-	$-	$-	$-

Issuance of common stock	10,000	1,282	-	-	1,282

Net Loss	-	-	-	(8,680)	(8,680)
Foreign currency translation adjustments	-	-	(68)	-	(68)
Comprehensive income	-	-	-	(8,680)	(8,748)

Balance, December 31, 2007	10,000	1,282	(68)	(8,680)	(7,466)

Net income	-	-		5,249	5,249
Foreign currency translation adjustments	-	-	-	-	-
Comprehensive income	-	-	-	5,249	5,249

Balance, December 31, 2008	10,000	1,282	(68)	(3,431)	(2,217)

Net income	-	-	-	6,949	6,949
Foreign currency translation adjustments	-	-	-	-	-
Comprehensive income	-	-	-	6,949	6,949

Balance, December 31, 2009	10,000	1,282	(68)	3,518	4,732

See accompanying notes to financial statements

BEYOND IVR LIMITED
(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF CASH FLOWS
(Stated in US Dollars)

	For the year ended December 31,	For the year ended December 31,	For the period June 15, 2005 (inception) through December, 31,
	2009	2008	2009
Cash flows from operating activities:
Net income	$6,949	$5,250	$3,518
Depreciation	8,108	4,644	15,478
Changes in current assets and liabilities
Accounts receivables	2,668	(5,250)	(4,719)
Prepaid expenses and other receivables	774	(771)	(309)
Accrued expenses	-	-	450

Net cash generated from operating activities	18,499	3,873	14,418

Cash flows from investing activity:
Purchases of property and equipment	(17,214)	(12,210)	(38,802)

Net cash used in investing activity	(17,214)	(12,210)	(38,802)

Cash flows from financing activities:
Proceeds from issuance of common stock	-	-	1,282
Advance from related parties	1,773	12,716	36,225

Net cash generated from financing activities	1,773	12,716	37,507

Effect of exchange rate changes on cash
and cash equivalents	(3)	41	(58)

Net increase in cash and cash equivalents	3,055	4,420	13,065

Cash and cash equivalents at beginning of the year	10,010	5,590	-

Cash and cash equivalents at end of the year	13,065	10,010	13,065

Supplementary disclosures of cash flow information:
Income taxes paid	-	-	-

See accompanying notes to financial statements

BEYOND IVR LIMITED
(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS
(Stated in US Dollars)

1.	Organization and nature of operations

Beyond IVR Limited (“the Company”), a development stage company, was incorporated in Hong Kong in June 15, 2005. The Company is in the development stage as defined in Financial Accounting Standards Board Statement No. 7. The fiscal year end is December 31.

The Company's financial statements have been presented on the basis that it is a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company is in the development stage and has not generated significant revenue since inception and is unlikely to generate significant earnings in the immediate or foreseeable future. These conditions raise substantial doubt about its ability to continue as a going concern.

The Company developed and delivered solution significantly on IVR Solution, IVR Hosting, IVR Customized Project, Outbound IVR, Telemarketing, Telephony Campaign Services and Call Reminder Solutions primarily to Small and Medium Enterprises in Hong Kong and China.

Management believes that actions presently taken to revise the Company’s operating and financial requirements provide the opportunity for the Company to continue as a going concern. The Company’s shareholders agreed to provide continuing financial supports to the Company in terms of a temporary loan.

2.	Summary of principal accounting policies

Basis of presentation

The accompanying financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America.

Use of estimates

In preparing financial statements in conformity with accounting principles generally accepted in the United States of America, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the dates of the financial statements, as well as the reported amounts of revenues and expenses during the reporting year.  These accounts and estimates include, but are not limited to, the valuation of accounts receivable, deferred income taxes and the estimation on useful lives of plant and equipment.  Actual results could differ from those estimates.

Cash and cash equivalents

The Company considers all short-term highly liquid investments that are readily convertible to known amounts of cash and have original maturities of three months or less to be cash equivalents.

BEYOND IVR LIMITED
(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS
(Stated in US Dollars)

2.        Summary of principal accounting policies (continued)

Accounts receivable

Accounts receivable are stated at original amount less allowance made for doubtful receivables, if any, based on a review of all outstanding amounts at the year end.  An allowance is also made when there is objective evidence that the Company will not be able to collect all amounts due according to original terms of receivables.  Bad debts are written off when identified.  The Company extends unsecured credit to customers in the normal course of business and believes all accounts receivable in excess of the allowances for doubtful receivables to be fully collectible.  The Company does not accrue interest on trade accounts receivable.

Concentrations of credit risk

Financial instruments that potentially subject the Company to significant concentrations of credit risk consist principally of accounts receivable.  In respect of accounts receivable, the Company extends credit based on an evaluation of the customer’s financial condition, generally without requiring collateral or other security.  In order to minimize the credit risk, the management of the Company has delegated a team responsibility for determination of credit limits, credit approvals and other monitoring procedures to ensure that follow-up action is taken to recover overdue debts.  Further, the Company reviews the recoverable amount of each individual trade debt at each balance sheet date to ensure that adequate impairment losses are made for irrecoverable amounts.  In this regard, the directors of the Company consider that the Company’s credit risk is significantly reduced.

Property and equipment

Property and equipment are stated at cost less accumulated depreciation.  Cost represents the purchase price of the asset and other costs incurred to bring the asset into its existing use.  Maintenance, repairs and betterments, including replacement of minor items, are charged to expense; major additions to physical properties are capitalized.

Depreciation of property and equipment is calculated on a straight-line method over the estimated useful lives of the assets.  The estimated useful lives are as follows:-

Office equipment	5 years
Furniture and fixture	5 years
Motor vehicle	3.33 years
Leasehold improvement	5 years

Upon sale or disposition, the applicable amounts of asset cost and accumulated depreciation are removed from the accounts and the net amount less proceeds from disposal is charged or credited to income.

BEYOND IVR LIMITED
(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS
(Stated in US Dollars)

2.        Summary of principal accounting policies (continued)

Impairment of long-lived assets

The Company evaluates the recoverability of long-lived assets and the related estimated remaining useful lives when events or circumstances lead management to believe that the carrying value of an asset may not be recoverable and the undiscounted cash flows estimated to be generated by those assets are less than the assets’ carrying amount. In such circumstances, those assets are written down to estimated fair value. The Company recognizes an impairment loss when the sum of expected undiscounted future cash flows is less than the carrying amount of the asset. The amount of impairment is measured as the difference between the asset’s estimated fair value and its book value.

Revenue recognition

The Company recognizes revenues from Internet telephony services based on minutes (or fractions thereof) of customer usage. The Company has the following two types of revenues:

- Project set up; and
- Monthly hosting services

Revenue from the sales of project set up represents a one-time fee for the provision of service. Revenue from the monthly hosting service is recognized at the time the services are performed. Amounts billed to customers before services are performed under contractual agreements are classified as deferred revenue.

Advertising Expense

The Company expenses advertising expenses as incurred. Advertising expenses for fiscal years December 31, 2009 and 2008 were not significant.

BEYOND IVR LIMITED
(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS
(Stated in US Dollars)

2.	Summary of principal accounting policies (continued)

Income taxes

The Company follows Accounting Standards Codification subtopic 740, Income Taxes (“ASC 740”) for recording the provision for income taxes. Deferred tax assets and liabilities are computed based upon the difference between the financial statement and income tax basis of assets and liabilities using the enacted marginal tax rate applicable when the related asset or liability is expected to be realized or settled. Deferred income tax expenses or benefits are based on the changes in the asset or liability during each period. If available evidence suggests that it is more likely than not that some portion or all of the deferred tax assets will not be realized, a valuation allowance is required to reduce the deferred tax assets to the amount that is more likely than not to be realized. Future changes in such valuation allowance are included in the provision for deferred income taxes in the period of change. Deferred income taxes may arise from temporary differences resulting from income and expense items reported for financial accounting and tax purposes in different periods. Deferred taxes are classified as current or non-current, depending on the classification of assets and liabilities to which they relate. Deferred taxes arising from temporary differences that are not related to an asset or liability are classified as current or non-current depending on the periods in which the temporary differences are expected to reverse.

In accordance with 740, the Company recognizes the financial statement benefit of a tax position only after determining that the relevant tax authority would more likely than not sustain the position following an audit. For tax positions meeting this standard, the amount recognized in the financial statements is the largest benefit that has a greater than 50 percent likelihood of being realized upon ultimate settlement with the relevant tax authority. The adoption of ASC 740 did not have a significant effect on the financial statements.

Comprehensive income

The Company has adopted Statement of Accounting Standards Codification subtopic 220, Comprehensive Income (“ASC 220”), which establishes standards for reporting and display of comprehensive income, its components and accumulated balances.  Accumulated other comprehensive income represents the accumulated balance of foreign currency translation adjustments of the Company.

BEYOND IVR LIMITED
(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS
(Stated in US Dollars)

2.	Summary of principal accounting policies (continued)

Foreign currencies translation

The functional currency of the Company is Hong Kong dollars (“HK$”).  The Company maintains its financial statements in the functional currency.  Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency at rates of exchange prevailing at the balance sheet dates.  Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchanges rates prevailing at the dates of the transaction.  Exchange gains or losses arising from foreign currency transactions are included in the determination of net income for the respective periods.

For financial reporting purposes, the financial statements of the Company which are prepared using the functional currency have been translated into United States dollars.

In translating the financial statements of the Company from its functional currency into its reporting currency of United States dollars, balance sheet accounts are translated using the closing exchange rate in effect at the balance sheet date and income and expense accounts are translated using an average exchange rate prevailing during the reporting period. Any translation adjustments resulting are not included in determining net income but are included in cumulative other comprehensive income (loss), a component of stockholders’ equity.

	2009	2008
Year end HK$ : US$ exchange rate	7.753	7.751
Average yearly HK$ : US$ exchange rate	7.752	7.787

Fair value of financial instruments

Accounting Standards Codification subtopic 820, Fair Value Measurements and Disclosures (“ASC 820”), Disclosures about fair value of financial instruments, requires that the Company disclose estimated fair values of financial instruments.  The carrying amounts reported in the statements of financial position for current assets and current liabilities qualifying as financial instruments are a reasonable estimate of fair value.

The Company’s financial instruments consists of accounts and other receivable, accrued expenses and other liabilities, and advance from related parties which approximates fair value because of the relatively short maturity of those instruments.

BEYOND IVR LIMITED
(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS
(Stated in US Dollars)

2.	Summary of principal accounting policies (continued)

Earnings per share

Basic earnings per share is computed by dividing net income attributable to ordinary shareholders by the weighted average number of ordinary shares outstanding during the year. Diluted earnings per share gives effect to all dilutive potential common shares outstanding during the year. The weighted average number of common shares outstanding is adjusted to include the number of additional common shares that would have been outstanding if the dilutive potential common shares had been issued.

Related parties transactions

A related party is generally defined as (i) any person that holds 10% or more of the Company’s securities and their immediate families, (ii) the Company’s management, (iii) someone that directly or indirectly controls, is controlled by or is under common control with the Company, or (iv) anyone who can significantly influence the financial and operating decisions of the Company. A transaction is considered to be a related party transaction when there is a transfer of resources or obligations between related parties.

Commitments and contingencies

Liabilities for loss contingencies arising from claims, assessments, litigation, fines and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated

Recently issued accounting pronouncements

Effective July 1, 2009, the Company adopted FASB ASU No. 2009-05, Fair Value Measurements and Disclosures (ASC 820) (“ASU 2009”). ASU 2009-05 provided amendments to ASC 820-10, Fair Value Measurements and Disclosures – Overall, for the fair value measurement of liabilities. ASU 2009-05 provides clarification that in circumstances in which a quoted price in an active market for the identical liability is not available, a reporting entity is required to measure fair value using certain techniques. ASU 2009-05 also clarifies that when estimating the fair value of a liability, a reporting entity is not required to include a separate input or adjustment to other inputs relating to the existence of a restriction that prevents the transfer of a liability. ASU 2009-05 also clarifies that both a quoted price in an active market for the identical liability at the measurement date and the quoted price for the identical liability when traded as an asset in an active market when no adjustments to the quoted price of the asset are required are Level 1 fair value measurements. Adoption of ASU 2009-05 did not have a material impact on the Company’s consolidated results of operations or financial condition.

BEYOND IVR LIMITED
(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS
(Stated in US Dollars)

3.	Other non- operating income

	For the year ended December 31,	For the year ended December 31,	For the period June 15, 2005 (inception) through December, 31,
	2009	2008	2009

Bank interest income	$1	$16	$254

4.	Income taxes

            The Company was subject to Hong Kong profits or income tax at 16.5% (2008: 16.5%).

No provision for Hong Kong profits tax has been made for any of the years presented because the Company did not have any assessable profits during the year.

A reconciliation between income tax expense and amounts calculated using the Hong Kong statutory tax rate is as follows:

	Year ended December 31,
	2009	2008

Income before income tax	$6,949	$5,249

Hong Kong statutory tax rate	1,147	866
Non-taxable items	(1)	(16)
Valuation allowance adjustment	(1,146)	(850)
Income taxes	-	-

No provision for deferred tax liabilities has been made as the Company has no material temporary differences between the tax bases of assets and liabilities and their carrying amounts in the financial statements. The Company has not recognized deferred tax assets in respect of losses due to the unpredictability of the future earnings. The tax losses do not expire under current tax legislation.

BEYOND IVR LIMITED
(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS
(Stated in US Dollars)

5.	Accounts receivable, net

Accounts receivable consist of the following:

	Year ended December 31,
	2009	2008

Accounts receivable	$4,734	$7,403
Less: allowance for doubtful accounts	-	-
	4,734	7,403

6.	Prepaid expenses and other assets

Other debtors and prepaid expenses as of December 31, 2009 and 2008 are summarized as follows:

	Year ended December 31,
	2009	2008

Rental Deposit	$310	$1,084

7.	Property and equipment, net

           Property and equipment consists of the following:

	Year ended December 31,
	2009	2008

Office equipment	$34,946	$17,739
Furniture and fixture	436	437
Leasehold improvement	315	315
Motor vehicles	3,225	3,225
Total	38,922	21,716
Less: accumulated depreciation	(15,510)	(7,405)
Property and equipment, net	23,412	14,311

Depreciation expenses for the years ended December 31, 2009 and 2008 were $8,108 and $4,644 included in administrative expenses in 2009 and 2008, respectively.

BEYOND IVR LIMITED
(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS
(Stated in US Dollars)

8.	Accrued expenses and other liabilities

Accrued expenses and other liabilities as of December 31, 2009 and 2008 are summarized as follows:

	Year ended December 31,
	2009	2008

Legal and professional fees	$452	$258
Other accruals and liabilities	-	194
	452	452

9.	Advance from related parties

The amount due to related parties as of December 31, 2009 and 2008 represents advanced payment due to the Company’s director.  The amount due to a director is interest free without maturity date.

10.	Pension plans

    The Company participates in a defined contribution pension scheme under the Mandatory Provident Fund Schemes Ordinance “MPF Scheme” for all its eligible employees in Hong Kong.

The MPF Scheme is available to all employees aged 18 to 64 with at least 60 days of service in the employment in Hong Kong.  Contributions are made by the Company’s subsidiary operating in Hong Kong at 5% of the participants’ relevant income with a ceiling of HK$20,000.  The participants are entitled to 100% of the Company’s contributions together with accrued returns irrespective of their length of service with the Company, but the benefits are required by law to be preserved until the retirement age of 65.  The only obligation of the Company with respect to MPF Scheme is to make the required contributions under the plan.

The assets of the schemes are controlled by trustees and held separately from those of the Company.  Total pension cost for the year ended December 31, 2009 and 2008 was $464 and  $462 respectively.

BEYOND IVR LIMITED
(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS
(Stated in US Dollars)

11.	Commitments and contingencies

There has been no legal proceedings in which the Company is a party during for the year ended December 31, 2009 and 2008.

12.	Related party transactions

	For the year ended December 31,
	2009	2008

Domain Extremes Inc	$581	$1,192

The Company received services income of $581 and $1,192 for the years ended December 31, 2009 and 2008, respectively,

13.	Current vulnerability due to certain concentrations

The Company's operations are carried out in Hong Kong, the PRC.  Accordingly, the Company's business, financial condition and results of operations may be influenced by the political, economic and legal environments in Hong Kong, by the general state of the PRC's economy.  The Company's business may be influenced by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things.

784 ,000 shares

BEYOND IVR HOLDINGS, INC. Common stock

Prospectus

October 19 , 2010

BEYOND IVR HOLDINGS, INC
505 - 6th Street SW, Suite 2806
Calgary, Alberta, Canada T2P 1X5

Until ___________________________, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification of Directors and Officers.

1.  Title 17 of the Nevada Revised Statutes provides that each corporation shall have the following powers:

(a) NRS 78.7502  Discretionary and mandatory indemnification of officers, directors, employees and agents: General provisions.

1.  A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he:

(a) Is not liable pursuant to NRS 78.138; or
(b) Acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Ê The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person is liable pursuant to NRS 78.138 or did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, or that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

2.  A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he:

(a) Is not liable pursuant to NRS 78.138; or
(b) Acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation.

Ê Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

3.  To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense.
      (Added to NRS by 1997, 694; A 2001, 3175)

(b) NRS 78.751  Authorization required for discretionary indemnification; advancement of expenses; limitation on indemnification and advancement of expenses.

1.  Any discretionary indemnification pursuant to NRS 78.7502, unless ordered by a court or advanced pursuant to subsection 2, may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

(a) By the stockholders;
(b) By the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;
(c) If a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; or
(d) If a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

2.  The articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

3.  The indemnification pursuant to NRS 78.7502 and advancement of expenses authorized in or ordered by a court pursuant to this section:

(a) Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to NRS 78.7502 or for the advancement of expenses made pursuant to subsection 2, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.
(b) Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

(Added to NRS by 1969, 118; A 1987, 83; 1993, 976; 1997, 706; 2001, 1377, 3199)

(c) NRS 78.752  Insurance and other financial arrangements against liability of directors, officers, employees and agents.

1.  A corporation may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the corporation has the authority to indemnify him against such liability and expenses.

2.  The other financial arrangements made by the corporation pursuant to subsection 1 may include the following:

(a) The creation of a trust fund.
(b) The establishment of a program of self-insurance.
(c) The securing of its obligation of indemnification by granting a security interest or other lien on any assets of the corporation.
(d) The establishment of a letter of credit, guaranty or surety.

Ê No financial arrangement made pursuant to this subsection may provide protection for a person adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable for intentional misconduct, fraud or a knowing violation of law, except with respect to the advancement of expenses or indemnification ordered by a court.

3.  Any insurance or other financial arrangement made on behalf of a person pursuant to this section may be provided by the corporation or any other person approved by the board of directors, even if all or part of the other person’s stock or other securities is owned by the corporation.

4.  In the absence of fraud:

(a) The decision of the board of directors as to the propriety of the terms and conditions of any insurance or other financial arrangement made pursuant to this section and the choice of the person to provide the insurance or other financial arrangement is conclusive; and
(b) The insurance or other financial arrangement:

(1) Is not void or voidable; and
(2) Does not subject any director approving it to personal liability for his action,

Ê even if a director approving the insurance or other financial arrangement is a beneficiary of the insurance or other financial arrangement.

5.  A corporation or its subsidiary which provides self-insurance for itself or for another affiliated corporation pursuant to this section is not subject to the provisions of title 57 of NRS.
      (Added to NRS by 1987, 80)

2.  The Issuer's Certificate of Incorporation limits the liability of its Officers and Directors to the full extent permitted by Title 17 of the Nevada Revised Statutes. The bylaws provide for indemnification in accordance with the foregoing statutory provisions.

Item 25. Other Expenses of Issuance and Distribution*

The following table sets forth all estimated costs and expenses, other than underwriting discounts, commissions and expense allowances, payable by the issuer in connection with the maximum offering for the securities included in this registration statement:

Amount

SEC registration fee	$10.00
Printing and shipping expenses	200.00
Legal fees and expenses	7,500.00
Accounting fees and expenses	5,000.00
Transfer agent and misc. expenses	3,500.00

Total	$16,210.00

All amounts are estimates other than the Commission’s registration fee. We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Item 26. Recent Sales of Unregistered Securities.

We were incorporated in the State of Nevada on September 2, 2009 and 5,978,000 at a value of $.0001 per share shares were issued to various shareholders including our officers, directors, consultants, associates, and family members for services rendered relating to the organization and initial management of the Company and for cash amount to $597. These shares were issued in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the “Act”). These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, the shareholder had the necessary investment intent as required by Section 4(2) since she agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the

In September 2009, 784,000 shares for $12,225.80  were sold in a Private Placement Memorandum under Regulation “S.” and in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the “Act”). These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance shares by us will not involve a public offering. The offering is not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. In addition, the shareholders had the necessary investment intent as required by Section 4(2) since she agreed to and will receive share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we will have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction. Many of these securities were sold by the issuer shall be deemed to occur outside the United States within the meaning of Rule 901 as the sale was made in an offshore transaction and  no directed selling efforts were made in the United States by the Company. The shareholders that purchased under this Private Placement Memorandum certified that they are not U.S. persons and did not acquire the securities for the account or benefit of any U.S. person or is a U.S. person who purchased securities in a transaction that did not require registration under the Act. The shareholders of the securities have agreed to resell such securities only in accordance with the provisions of this Regulation S (Rule 901 through Rule 905, and Preliminary Notes), pursuant to registration under the Act, or pursuant to an available exemption from registration; and agrees not to engage in hedging transactions with regard to such securities unless in compliance with the Act. These securities of a domestic issuer contain a legend to the effect that transfer is prohibited except in accordance with the provisions of this Regulation S (Rule 901 through Rule 905, and Preliminary Notes), pursuant to registration under the Act, or pursuant to an available exemption from registration; and that hedging transactions involving those securities may not be conducted unless in compliance with the Act.

In September 2009, the Company agreed to issue Ms. Jillian Sidoti shares for her legal services, Ms. Sidoti was issued 500,000 shares of common stock at a value of $.015 per share  in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the “Act”). These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance shares by us will not involve a public offering. The offering is not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. In addition, the shareholders had the necessary investment intent as required by Section 4(2) since she agreed to and will receive share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we will have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

In June 2010 , the Company agreed to issue 660,000 shares to Winchester Investments, LLC at par value in exchange for consulting services relating to this S-1 Registration Statement and to sell an additional 1,090,000 for par value in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the “Act”). These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance shares by us will not involve a public offering. The offering is not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. In addition, the shareholders had the necessary investment intent as required by Section 4(2) since she agreed to and will receive share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we will have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

In September, 2009 , we completed a Regulation S offering in which we sold 784,000 shares of common stock to 26 investors, at a price per share of $0.015  per share for net proceeds of $12,225.80. All of the investors were foreign investors that reside outside of the United States. The following sets forth the identity of the class of persons to whom we sold these shares and the amount of shares for each shareholder:

Shareholder	Shares
Kit Fan Fanny Ng	100,000
Iris Kit Ping Ng	100,000
Tse, Gary Ka Lee	100,000
Tse, Stephanie Hoi Yan	50,000
Chang, In Soi	140,000
Tang, Chuong Thai	140,000
Lee, Veronica Seung – Mun	100,000
Kuok In Chan	30,000
Michael Tong	1,000
Zhong Qian Li	1,000
Feng Ping Li	1,000
Chang, Hang Soi	1,000
Tang, Steven Henh	1,000
Ha, Anh Ngoc	1,000
Van Trieu	1,000
Dan Trieu	1,000
Huynh Anh Thi Ngo	1,000
Quang Trieu	1,000
Ha Trieu	1,000
Lerma Nicolas	2,000
Gary Jian	2,000
Missey Vongputtha	2,000
Vanleo Fung	2,000
Cheuk Shan Ngai	2,000
Raymond Ng	2,000
Grace Weisgerber-Ma	100,000

784,000

The Common Stock issued in our Regulation S Offering was issued in a transaction not involving a public offering in reliance upon an exemption from registration provided by Rule 902 of Regulation S of the Securities Act of 1933. In accordance with Section 230.920 (k)(1) of the Securities Act of 1933, all persons that invested under the Private Placement Memorandum were non-US persons and did not reside in the United States at the time of investment. Further:

(A)	No general solicitation or advertising was conducted by us in connection with the offering of any of the Shares.

(B)
At the time of the offering we were not: (1) subject to the reporting requirements of Section 13 or 15 (d) of the Exchange Act; or (2) an “investment company” within the meaning of the federal securities laws.

(C)
Neither we, nor any of our predecessors, nor any of our directors, nor any beneficial owner of 10% or more of any class of our equity securities, nor any promoter currently connected with us in any capacity has been convicted within the past ten years of any felony in connection with the purchase or sale of any security.

(D)	The offers and sales of securities by us pursuant to the offerings were not attempts to evade any registration or resale requirements of the securities laws of the United States or any of its states.

(E)	None of the investors are affiliated with any of our directors, officers or promoters or any beneficial owner of 10% or more of our securities.

Please note that pursuant to Rule 905, equity securities of domestic issuers acquired from the issuer, a distributor, or any of their respective affiliates in a transaction subject to the conditions of Rule 901 or Rule 903 are deemed to be “restricted securities” as defined in Rule 144. Resales of any of such restricted securities by the offshore purchaser must be made in accordance with this Regulation S (Rule 901 through Rule 905, and Preliminary Notes), the registration requirements of the Act or an exemption therefrom. Any “restricted securities,” as defined in Rule 144, that are equity securities of a domestic issuer will continue to be deemed to be restricted securities, notwithstanding that they were acquired in a resale transaction made pursuant to Rule 901 or Rule 904

We have never utilized an underwriter for an offering of our securities. Other than the securities mentioned above, we have not issued or sold any securities.

Item 27. Exhibits Index.

The exhibits marked with an “*” have already been filed. The remaining exhibits are filed with this Registration Statement:

Number	Exhibit Name

1.1	Subscription Agreement *

2.1	Merger Agreement and Share Exchange Agreement *

3.1	Certificate of Incorporation*

3.2	By-Laws*

3.3	Amended Articles of Incorporation *

4.1	Form of Common Stock Certificate*

5.1	Opinion of Jillian Ivey Sidoti regarding legality

23.1	Consent of Dominic K.F. Chan & Co

Item 28. Undertakings.

The undersigned registrant undertakes:

(1) To file, during any period in which offer or sales are being made, a post-effective amendment to this registration statement:

I. To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

II. To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post effective amendment) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement;

III. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to the information in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of securities at that time shall be deemed to be the initial bona fide offering.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) The registrant shall request acceleration  pursuant to  Rule  461 under the Securities Act and there insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Subject to the terms and conditions of Section 15(d) of the Securities Exchange Act of 1934, the undersigned Registrant hereby undertakes to file with the Securities and Exchange Commission any supplementary and periodic information, documents, and reports as may be prescribed by any rule or regulation of the Commission heretofore or hereafter duly adopted pursuant to authority conferred to that section.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to our certificate of incorporation or provisions of Nevada law, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission the indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. If a claim for indemnification against liabilities (other than the payment by the Registrant) of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit, or proceeding is asserted by a director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether the indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of the issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this registration statement to be signed on our behalf by the undersigned, in the City of Hong Kong, on October 19 , 2010.

BEYOND IVR HOLDINGS, INC.

/s/ Francis Bok
Francis Bok,
President, Chief Executive Officer,
Treasurer and Principal Financial
Officer

In accordance with the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates stated.

SIGNATURE	TITLE	DATE

/S/ Francis Bok	CEO, President,and Director	October 19, 2010
(Principal Executive, Financial and Accounting Officer)
Francis Bok

/S/ Hon Ming Tony Wong	Treasurer AND DIRECTOR	October 19, 2010

Hon Ming Tony Wong